Exhibit 10.1

CONFORMED DOCUMENT AS AMENDED BY DEEDS OF AMENDMENT DATED 29 SEPTEMBER 2008, 13 OCTOBER 2009 AND 25 SEPTEMBER 2012

THIS DOCUMENT ONLY APPLIES TO SERIES TRUSTS CONSTITUTED ON OR AFTER 25 SEPTEMBER 2012 AND EACH OF THE WAREHOUSE TRUSTS (AS DEFINED IN THIS DOCUMENT).

THE SMART ABS TRUSTS

MASTER SALE AND SERVICING DEED

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

MACQUARIE LEASING PTY LIMITED

ABN 38 002 674 982

MASTER SALE AND SERVICING DEED made at Canberra on 27 February 2007

PARTIES:

(1)	PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007, of Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 (hereinafter included in the expression the Trustee)

(2)	MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443, of Level 1, 1 Martin Place, Sydney NSW 2000 (hereinafter included in the expression the Manager)

(3)	MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982, of Level 1, 1 Martin Place, Sydney NSW 2000 (the Seller and hereinafter included in the expression the Servicer)

BACKGROUND:

(A)	This Deed relates to each Series Trust established under the Master Trust Deed where the Series Supplement relating to that Series Trust specifies that this Agreement is a Sale Agreement and a Servicing Agreement for that Series Trust, or the Trustee and the Manager otherwise agree that this Agreement is a Sale Agreement and a Servicing Agreement for that Series Trust.

(B)	This Deed includes, amongst other things, the terms upon which:

(i)	the Trustee may purchase SMART Receivable Rights from the Seller and/or from the Trustee as trustee of a Disposing Trust; and

(ii)	the Trustee appoints the Servicer to service such SMART Receivable Rights (if purchased by the Trustee).

(C)	This Deed also provides for the establishment of the Seller Trust.

(D)	The Trustee has agreed to act as trustee of the Seller Trust on the terms and conditions of this Deed and the Master Trust Deed.

Operative Provisions

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the contrary intention appears:

Accrued Interest Adjustment in relation to a SMART Receivable forming part of the Assets of the Series Trust means the amount of interest or finance charges (or in the case of a SMART Receivable which is a Hire Purchase Contract or Lease Contract, the amount of any rent which the Servicer determines is in the nature of interest) accrued on that SMART Receivable for the period commencing on (and including) the first day of the calendar month in which the Cut-Off Date occurs and ending on (but excluding) the Closing Date. There is no Accrued Interest Adjustment in relation to SMART Receivables transferred to the Trustee as trustee of a Series Trust under a Transfer Proposal pursuant to Clause 16.

Acquiring Trust means a Series Trust specified as such in a Transfer Proposal.

Acquiring Trustee means the Trustee in its capacity as trustee of the Acquiring Trust.

Additional Expenses means:

(a)	all costs and expenses properly incurred by the Servicer (other than, except as specifically provided below, its internal administrative costs and overheads) in connection with the enforcement of any SMART Receivable forming part of the Assets of the Series Trust, or the related Retained Title Rights, Mortgage or other First Layer of Collateral Securities or the recovery of any amounts owing under that SMART Receivable.

Without limiting the generality of the foregoing, such costs and expenses include all legal costs on a full indemnity basis, all costs in connection with the entering into of possession or the sale of any Retained Title Rights or any property secured by any related Mortgage or First Layer of Collateral Securities, any agent or auctioneer’s fees and expenses, any insurance premiums, Taxes, statutory charges and other costs in connection with the maintenance, preservation, protection or restoration of any such property (including, in connection with the reduction, elimination or clean-up of any environmental hazard relating to such property) and all other costs and expenses payable in connection with such property;

(b)	the cost of registering any Transfers in relation to the Mortgages or Retained Title Rights forming part of the Assets of the Series Trust; and

(c)	any amount received by the Trustee or the Servicer after the commencement of business on the Cut-Off Date in respect of a SMART Receivable forming part of the Assets of the Series Trust, related Retained Title Rights, Mortgage or other First Layer of Collateral Security which the Servicer, pursuant to a decision, finding, order, judgment or determination of a Competent Authority or pursuant to a Binding Provision or based on advice from its legal advisers (either internal or external), has repaid to the liquidator or the trustee-in-bankruptcy (as the case may be) of an Obligor or the grantor of a First Layer of Collateral Security as a result of the insolvency or bankruptcy (as the case may be) of the Obligor or the grantor of the First Layer of Collateral Security.

Adjustment Advance in relation to Assigned SMART Receivables and an Assignment Date means an amount, as determined by the Manager and specified in the corresponding Transfer Proposal (if any), not exceeding an amount equal to the accrued and unpaid interest in respect of the Assigned SMART Receivables less any accrued and unpaid costs and expenses in respect of the Assigned SMART Receivables during the period up to (but not including) that Assignment Date.

Adverse Document Custody Audit Report in relation to a Series Trust means a Document Custody Audit Report in which the overall custodial performance of the Seller is graded (D) in accordance with the grading system referred to in Clause 12.9.

Adverse Effect in relation to a Series Trust means any event which materially and adversely affects the amount of any payment due to be made to any Investor in the Series Trust (to the extent that it affects any Investor other than the Seller and any Related Body Corporate of the Seller) or materially adversely affects the timing of such a payment.

Assigned Assets in relation to a Transfer Proposal and the Disposing Trust specified in that Transfer Proposal, means the Trustee’s entire right, title and interest (including the beneficial interest of each Unitholder in relation to the Disposing Trust) as trustee of the Disposing Trust in:

(a)	the Assigned SMART Receivables specified in that Transfer Proposal;

(b)	the Assets of the Disposing Trust in so far as they relate to the Assigned SMART Receivables specified in that Transfer Proposal; and

(c)	unless specified otherwise in that Transfer Proposal, the benefit of all representations and warranties given to the Trustee by a Nominated Seller, a Nominated Servicer or any other person in relation to those Assets.

Assigned SMART Receivables in relation to a Transfer Proposal means each SMART Receivable referred to in that Transfer Proposal.

Assignment Date in relation to a Transfer Proposal means the date specified as such in that Transfer Proposal.

Authorised Officer means:

(a)	in relation to the Trustee, a director, secretary or any person appointed by the Trustee to act as an Authorised Officer of the Trustee;

(b)	in relation to the Manager, an Authorised Officer of the Manager for the purposes of the Master Trust Deed; and

(c)	in relation to the Seller and the Servicer, any person from time to time appointed by the Seller or the Servicer, as the case may be, to act as its Authorised Officer for the purposes of this Deed and notified to the other parties.

Binding Provision means any code or arrangement binding on the Seller or the Servicer and any laws applicable to lenders in the business of financing vehicles or commercial equipment, as the case may be, but only to the extent to which it is applicable.

Business Day means a day on which banks are open for business in Sydney, but does not include a Saturday, a Sunday or a public holiday.

Chattel Mortgage means, in relation to SMART Receivables arising under or pursuant to a Loan Contract, the mortgage or bill of sale granted by the Obligor in favour of the Seller as security for the payment to the Seller of those SMART Receivables.

Closing Date means:

(a)	in relation to a Letter of Offer in the form of Schedule 1 (if any), the date specified in the Letter of Offer to be the Closing Date for that Letter of Offer;

(b)	in relation to a Letter of Offer in the form of a Transfer Proposal (if any), the date specified in that Transfer Proposal to be the Assignment Date; and

(c)	in relation to a SMART Receivable, the Closing Date (as determined above) in relation to the Letter of Offer or Transfer Proposal, as applicable, for that SMART Receivable,

or, in each case, such other date as the Manager may notify the Trustee, the Seller and any Lead Manager in accordance with the Letter of Offer or Transfer Proposal.

Collateral Security means in respect of a SMART Receivable:

(a)	any:

(i)	Security Interest; or

(ii)	guarantee, indemnity or other assurance,

which secures or otherwise provides for the repayment or payment of the SMART Receivable but does not include a Mortgage relating to the SMART Receivable; and

(b)	any Insurance Policy (both present and future) in respect of any Mortgage, Collateral Security or Retained Title Rights relating to that SMART Receivable.

A Collateral Security referred to in paragraph (a) may be given under the same document that evidences the SMART Receivable to which that Collateral Security relates.

Collections in relation to a SMART Receivable forming part of the Assets of a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Collections Account in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Competent Authority means a court, tribunal, authority, ombudsman or other entity whose decisions, findings, orders, judgment or determinations (howsoever reached) are binding on the Seller, the Servicer or the Trustee.

Consumer Credit Code means, as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994, the provisions of the Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or any equivalent legislation of any Australian jurisdiction.

Consumer Receivable means a SMART Receivable which is subject to the National Credit Code or the Consumer Credit Code.

Costs and Expenses means any costs, expenses, liabilities, damages, claims, losses or disbursements, direct or indirect.

Custodial Delegate means such person as is notified in writing to the Trustee by the Manager and the Seller provided that the Manager has issued a Rating Notification (extending to all Series Trusts then existing) in relation to the proposed appointment of such person as the Custodial Delegate.

Cut-Off Date means:

(a)	in relation to a Letter of Offer in the form of Schedule 1 (if any), the date specified in that Letter of Offer to be the Cut-Off Date (or such other date as the Manager may notify the Trustee and the Seller (if applicable) in accordance with that Letter of Offer);

(b)	in relation to a Letter of Offer in the form of a Transfer Proposal (if any), the date specified as such in that Transfer Proposal; and

(c)	in relation to a SMART Receivable, the Cut-Off Date (as determined above) in relation to the Letter of Offer or Transfer Proposal, as applicable, for that SMART Receivable.

Deed of Assumption means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007.

Determination Date in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Disposing Trust means a Series Trust specified as such in a Transfer Proposal.

Distribution Date in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Document Custody Audit Report in relation to a Series Trust means a report by the Auditor of the Series Trust in accordance with Clause 12.9.

Document Transfer Event in relation to a Series Trust means the event referred to in Clause 12.12.

Eligibility Criteria in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

First Layer of Collateral Securities in relation to a SMART Receivable means:

(a)	the Collateral Securities (other than any Insurance Policy relating to a Mortgage, Collateral Security or Retained Title Rights in relation to that SMART Receivable) from time to time appearing in the records of the Seller to be intended as security for that SMART Receivable; and

(b)	any Insurance Policy relating to a Mortgage, Collateral Security or Retained Title Right in relation to that SMART Receivable,

notwithstanding that by their terms the Collateral Securities (other than any Insurance Policy relating to that SMART Receivable) may also secure other liabilities to the Seller.

Hire Purchase Contract means a contract between the Seller and an Obligor pursuant to which the Seller hires a vehicle or commercial equipment to the Obligor with an option to purchase that vehicle or commercial equipment.

Insurance Policy means any insurance policy (both present and future) which is in force from time to time in relation to any Mortgage, Collateral Security or Retained Title Rights in relation to a SMART Receivable which forms part of the Assets of the Series Trust.

Lease Contract means a contract between the Seller and an Obligor pursuant to which the Seller leases a vehicle or commercial equipment to the Obligor.

Letter of Offer means a notice from the Seller to the Trustee in or substantially in the form of Schedule 1 or, except in the relation to Clauses 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.12, 2.14, 2.15, 2.17, 2.18, 2.19, 2.20, 2.21, 2.24, 5.1 and 9.18, a Transfer Proposal (or in such other form as may be agreed between the Seller, the Manager and the Trustee).

Loan Contract means a contract between the Seller and an Obligor pursuant to which the Seller lends money to the Obligor for the purpose of purchasing a vehicle or commercial equipment and the Obligor grants a Chattel Mortgage.

Loan Files in relation to a SMART Receivable means such books, records, paper and electronic files (whether originals or copies) relating to that SMART Receivable (other than the SMART Receivable Documents) which the Seller or the Servicer has in its custody.

Master Trust Deed means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended from time to time.

Monthly Period in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Mortgage in relation to a SMART Receivable means each Chattel Mortgage (if any) and each mortgage over any asset (if any) and appearing on the Security Register as securing, amongst other things, the repayment of that SMART Receivable and the payment of interest and all other moneys in respect of that SMART Receivable notwithstanding that by its terms the mortgage may secure other liabilities. If, at any time, a mortgage is substituted, or added as security, for an existing Mortgage, then with effect from the date of such addition or substitution the definition of Mortgage will mean the substituted mortgage or include the additional mortgage, as the case may be.

National Credit Code means the National Credit Code set out in Schedule 1 to the National Consumer Credit Protection Act 2009 (Cth) and any other applicable provisions of the National Consumer Credit Protection Act 2009 (Cth), or any equivalent legislation of any Australian jurisdiction.

Obligor in relation to a SMART Receivable means the person or persons to whom a loan or other financial accommodation has been provided under that SMART Receivable and includes, where the context requires, the grantor of a Security Interest created by a Mortgage in relation to that SMART Receivable.

Obligor Taxes means any amounts received by the Seller or the Servicer from an Obligor in respect of hiring duty, rental business duty, credit business duty or any GST in relation to a SMART Receivable.

Operations Manual means the written guidelines, policies and procedures established by the Seller for servicing SMART Receivables recorded on the SMART Receivable System, including the SMART Receivables, as amended or updated in writing from time to time.

Other Loans in relation to a SMART Receivable means all loans, credit and financial accommodation of whatever nature (other than the SMART Receivable) the payment or repayment of which is secured by a Mortgage, or by a Collateral Security, which also secures that SMART Receivable.

Penalty Payment means:

(a)	any civil or criminal penalty incurred by the Trustee under the Consumer Credit Code or the National Credit Code;

(b)	any money to be paid by the Trustee in relation to any claim against the Trustee under the Consumer Credit Code or the National Credit Code; or

(c)	a payment by the Trustee, with the consent of the Servicer, in settlement of a liability or alleged liability under the Consumer Credit Code or the National Credit Code,

and includes any legal costs and expenses incurred by the Trustee or which the Trustee is to pay (in each case charged at the usual commercial rates of the relevant legal services provider) in connection with paragraphs (a) to (c) above.

Perfection of Title Event in relation to a Series Trust means each event referred to in Clause 8.1.

Personal Information means any personal information (as that term is defined in the Privacy Act) in relation to an Obligor that is provided by the Seller in accordance with the Transaction Documents.

Pool Performance Data in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Power of Attorney means the Power of Attorney referred to in Clause 2.15.

Prepayment Break Costs in relation to a SMART Receivable means any costs payable by the Obligor in respect of that SMART Receivable upon the early termination of that SMART Receivable prior to its scheduled termination.

Prescribed Period in relation to a SMART Receivable means the period of 120 days (including the last day of that period) commencing on the Closing Date for that SMART Receivable.

Principal Balance means, at any time in relation to:

(a)	(Loan Contract): a SMART Receivable which is a Loan Contract, the principal amount outstanding under that Loan Contract at that time; and

(b)	(Hire Purchase or Lease Contract): a SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, the amount determined by the Servicer in accordance with Clause 1.6.

Privacy Act means the Privacy Act 1988 (Commonwealth).

Purchase Price means:

(a)	in relation to a Letter of Offer in the form of Schedule 1 (if any), an amount equal to 100% of the aggregate of the Principal Balance in relation to each SMART Receivable identified in the schedule accompanying that Letter of Offer (as appears on the SMART Receivable System) determined as at the commencement of business on the Cut-Off Date; and

(b)	in relation to a Letter of Offer in the form of a Transfer Proposal (if any), the Transfer Amount specified in that Letter of Offer.

Receivable Agreement in relation to a SMART Receivable means the Lease Contract, Loan Contract or Hire Purchase Contract, as applicable, and each agreement, schedule, terms and conditions, letter, application, approval or other document which evidences the obligation of an Obligor to pay that SMART Receivable and the other terms of that SMART Receivable as such may be amended or replaced from time to time.

Receivable Amounts in relation to a SMART Receivable means all moneys, present and future, actual or contingent, owing at any time in respect of or in connection with that SMART Receivable under the corresponding SMART Receivable Documents, including all principal, interest, reimbursable costs and expenses, rentals, hiring costs and any other amounts incurred by or payable to the Seller (including any payments made by the Seller on behalf of the Obligor in relation to that SMART Receivable) irrespective of whether:

(a)	such amounts become due and payable before or after the commencement of business on the Cut-Off Date; and

(b)	such amounts relate to advances made or other financial accommodation provided by the Seller to the Obligor before or after the commencement of business on the Cut-Off Date,

but does not include the Accrued Interest Adjustment (if any) in respect of that SMART Receivable.

Retained Title Right means, in relation to a SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, any right, title, interest or power of the Seller in the asset or assets the subject of that Hire Purchase Contract or Lease Contract, including the proceeds from the sale of the asset or assets.

Scheduled Balance in relation to a SMART Receivable means the amount that would be owing on that SMART Receivable at the date of determination if the Obligor had made prior to that date the minimum payments required on that SMART Receivable.

Second Layer of Collateral Securities in relation to a SMART Receivable means all Collateral Securities in respect of the SMART Receivable which do not constitute the First Layer of Collateral Securities for the SMART Receivable.

Security Interest has the meaning set out in the Master Trust Deed (and includes, without limitation, any Retained Title Rights).

Security Register means the system which is used by the Seller to record Security Interests granted to the Seller to secure the repayment of a SMART Receivable originated by the Seller.

Seller Trust means the trust constituted in favour of the Seller pursuant to Clause 9.

Seller Trust Assets means the Trustee’s right, title and interest as trustee of the Seller Trust in the items referred to in Clause 10.1 which are assigned to the Trustee.

Series Supplement has the meaning set out in the Master Trust Deed.

Series Trust means a Series Trust as defined in the Master Trust Deed, to which the relevant Series Supplement specifies that this Deed applies.

Servicer Default means the occurrence of an event specified in Clause 4.1.

Servicing Standards at any given time means the standards and practices set out in the then Operations Manual and, to the extent that a servicing function is not covered by the Operations Manual, the standards and practices of a prudent financier in the business of financing purchases of vehicles or commercial equipment, as the case may be.

Servicing Transfer means the appointment of a new Servicer in relation to a Series Trust in accordance with Clause 4.2.

Settlement Date means:

(a)	in relation to a SMART Receivable arising under or pursuant to a Loan Contract, the date on which funds are fully advanced to the Obligor under that Loan Contract; and

(b)	in relation to a SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, the date on which that Hire Purchase Contract or that Lease Contract was signed by the Seller.

Settlement Statement in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Shared Security means any Security Interest, guarantee, indemnity or other form of assurance that by its terms secures the payment or repayment of any SMART Receivable forming or to form part of the Assets of a Series Trust and also any Other Loan forming or to form part of the Seller Trust Assets.

SMART Receivable means each receivable assigned or to be assigned (as the case may be) to the Trustee in relation to a Series Trust under this Deed, the Master Trust Deed or the Series Supplement relating to the Series Trust.

SMART Receivable Documents in relation to a SMART Receivable means:

(a)	the original or duplicate Receivable Agreement relating to that SMART Receivable (including any document evidencing any substituted or additional mortgage);

(b)	the certificate of title, registration confirmation statement or other indicia of title (if any) in relation to the asset the subject of a Mortgage or Retained Title Rights in relation to that SMART Receivable;

(c)	the original or duplicate of the First Layer of Collateral Securities documents (other than the Insurance Policies) in relation to that SMART Receivable;

(d)	each Insurance Policy (or certificate of currency for the Insurance Policy) held by the Seller in respect of the Mortgage, the First Layer of Collateral Securities or the Retained Title Rights in relation to that SMART Receivable;

(e)	each deed of priority or its equivalent in writing entered into in connection with the Mortgage or the First Layer of Collateral Securities in relation to the SMART Receivable;

(f)	each other document required to evidence the Seller’s or the Trustee’s interest in the above Mortgage (if any), the Retained Title Rights (if any) and the above First Layer of Collateral Securities; and

(g)	any amendment or replacement of or to any of the foregoing such documents which is entered into, and under which rights arise, after the commencement of business on the Cut-Off Date,

which, for the avoidance of doubt, may be in digital or material form.

SMART Receivable Rights means:

(a)	each of the items (together with all rights, title and interest in each of those items) referred to in Clause 2.4 assigned, or which may be assigned, as the case may be, in accordance with this Deed to the Trustee as trustee of a Series Trust or the Seller Trust; and

(b)	the Assigned Assets in relation to a Transfer Proposal in respect of which a Series Trust is the Acquiring Trust which are assigned, or which may be assigned, as the case may be, in accordance with the Master Trust Deed and this Deed to the Trustee as trustee of that Series Trust or the Seller Trust.

SMART Receivable System means the electronic and manual reporting database and record keeping system used by the Servicer to monitor SMART Receivables, as updated and amended from time to time.

Substitute Servicer means a person appointed to act in the place of the Servicer in accordance with Clause 4.

Termination Event Date in relation to:

(a)	a Series Trust which is a Warehouse Trust, has the meaning given to the term “Termination Date” in the Series Supplement relating to that Series Trust;

(b)	a Series Trust which is not a Warehouse Trust, has the meaning given to that term in the Series Supplement relating to that Series Trust; and

(c)	in relation to the Seller Trust means the earliest of the following dates:

(i)	the date which is 80 years after the date of the constitution of the Seller Trust in accordance with this Deed;

(ii)	the date on which the Seller Trust terminates by operation of statute or by the application of general principles of law; and

(iii)	the date upon which the Seller Trust terminates in accordance with this Deed.

Threshold Rate in relation to a Series Trust has the meaning given to that term in the Series Supplement relating to that Series Trust.

Transfer in relation to a Mortgage or Retained Title Rights in relation to a SMART Receivable means a duly executed document or transfer form which, upon registration or lodgement with the relevant body, is effective to transfer the legal title to that Mortgage or those Retained Title Rights to the Trustee.

Transfer Amount in relation to a Transfer Proposal means the amount specified as such in that Transfer Proposal, as determined by the Manager, which must be:

(a)	the aggregate of the Principal Balance of the Assigned SMART Receivables in relation to that Transfer Proposal determined as at commencement of business on the Cut-Off Date in relation to that Transfer Proposal; or

(b)	such other amount as is determined by the Manager and notified to the Trustee provided that the Manager has issued a Rating Notification (extending to the Acquiring Trust only) in relation to the transfer of the relevant Assigned Assets for that amount.

Transfer Details in relation to a Mortgage or Retained Title Rights forming part of the Assets of a Series Trust means such details as may be required in order to lodge and obtain registration of a transfer of that Mortgage or the asset or assets the subject of those Retained Title Rights and such other details as may be notified to the Servicer in writing by the Trustee and the Manager.

Transfer Proposal means a proposal by the Manager to the Trustee in the form of Schedule 2 or in such other form as may be agreed from time to time between the Trustee and the Manager and at any given time means such proposal as varied pursuant to Clause 16.2.

Warehouse Trust means each of the SMART J Warehouse Trust, the SMART RBS Warehouse Trust and the SMART ANZ Warehouse Trust.

1.2	Interpretation

(a)	(Clause 1.2 Master Trust Deed): Clause 1.2 of the Master Trust Deed is taken to be incorporated in this Deed as if set out in full in it except that a reference to “Clause 24.3” is taken to be a reference to Clause 14.3 of this Deed.

(b)	(Accounting Terms): All accounting terms used in this Deed have the meaning as defined under or contemplated by Australian accounting standards.

(c)	(Amendment): This Deed may be amended only by written agreement between all parties to this Deed, provided that the Manager and the Trustee may only agree to such amendment in accordance with the provisions of clause 25 of the Master Trust Deed and for this purpose references in that clause to a Series Supplement will be taken to be references to this Deed.

1.3	Master Trust Deed and Trustee capacity

(a)	(Incorporation of definitions): Subject to Clause 1.5, unless otherwise defined in this Deed or unless otherwise indicated in this Deed, words and phrases defined (including by incorporation from, or by reference to, another document) in the Master Trust Deed have the same meaning in this Deed. Where there is any inconsistency in a definition between this Deed (on the one hand) and the Master Trust Deed (on the other hand), this Deed prevails. A reference to the Trustee in the Master Trust Deed shall be taken to refer to the Trustee (as defined in this Deed).

(b)	(Trustee capacity): The Trustee enters into this Deed only in its capacity as trustee of each Series Trust and in its capacity as trustee of the Seller Trust and in no other capacity, and a reference to the undertaking, assets, business or moneys of the Trustee is a reference to the undertaking, assets, business or moneys of the Trustee in its capacity as trustee of the relevant Series Trust and the Seller Trust (as the case may be).

(c)	(Master Trust Deed inconsistency): In accordance with clause 1.3 of the Master Trust Deed the provisions contained in this Deed apply only in relation to each Series Trust and the Seller Trust. If there is any conflict between the provisions of this Deed and the provisions of the Master Trust Deed, the provisions contained in this Deed prevail over the provisions of the Master Trust Deed in respect of each Series Trust and the Seller Trust.

1.4	Incorporated definitions and other Transaction Documents and provisions

Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment is consented to by the parties to this Deed.

1.5	Series Supplement

If there is any conflict between the provisions of a Series Supplement or a Transaction Document relating to a Series Trust or the Seller Trust (on the one hand) and the provisions of this Deed (on the other hand), the provisions of the Series Supplement or the Transaction Document (as the case may be) prevail over the provisions of this Deed in respect of the Series Trust or the Seller Trust (as the case may be).

1.6	Interest on SMART Receivables

A reference to principal or interest in relation to a SMART Receivable which is a Hire Purchase Contract or a Lease Contract is a reference to the amounts set out in the relevant Hire Purchase Contract or Lease Contract that are determined by the Servicer to be the equivalent of principal or interest payments under an amortising principal and interest loan and, without limiting the foregoing:

(a)	any reference to the principal amount outstanding of such a SMART Receivable shall be construed accordingly;

(b)	any reference to interest in relation to such a SMART Receivable includes any rental payments in relation to the relevant SMART Receivable which the Servicer determines are finance charges that are in the nature of interest; and

(c)	any reference to the interest rate of such a SMART Receivable is a reference to the implicit lease or hire purchase rate in respect of such SMART Receivable,

provided that Obligor Taxes will not be taken to be interest or principal.

2.	ASSIGNMENT OF SMART RECEIVABLE RIGHTS

2.1	Letter of Offer

If the Seller wishes to offer to assign to the Trustee as trustee of a Series Trust, on the terms of this Deed and the Series Supplement relating to the Series Trust, its right, title and interest in any SMART Receivable Rights, the Seller is only entitled to do so by giving to the Trustee (with a copy to the Manager) a Letter of Offer in relation to those SMART Receivable Rights at least two Business Days (or such other period as the Seller has agreed with the Trustee and the Manager) before the date specified in the Letter of Offer as the Closing Date.

2.2	Requirements of Letter of Offer

A Letter of Offer must:

(a)	(Relevant Series Trust): state that it is a Letter of Offer pursuant to Clause 2.1 and the Series Trust to which it relates;

(b)	(Be delivered): be delivered to the Trustee and copied to the Manager;

(c)	(Schedule of SMART Receivables): be accompanied by a schedule of the SMART Receivables offered to be assigned to the Trustee that contains the information required by Clause 2.3;

(d)	(Closing Date): state the proposed Closing Date (which must be at least two Business Days after the date of the receipt by the Trustee of the Letter of Offer or such other period as the Seller has agreed with the Trustee and the Manager);

(e)	(Cut-Off Date): state the proposed Cut-Off Date; and

(f)	(Authorised Officer): be signed by an Authorised Officer of the Seller.

2.3	SMART Receivable schedule

The schedule required by Clause 2.2(c) to accompany a Letter of Offer must contain the following details in respect of each SMART Receivable (which must be correct as at the commencement of business on the relevant Cut-Off Date):

(a)	(Name and address): the name and address of the Obligor under the SMART Receivable and the address of any property secured by any Mortgage relating to the SMART Receivable (as recorded in the Seller’s records in accordance with the Servicing Standards);

(b)	(Account number): the account number of the SMART Receivable;

(c)	(Principal Balance): the Principal Balance, and accrued interest, under the SMART Receivable; and

(d)	(Other information): any other information required by the Trustee (at the direction of the Manager).

2.4	Letter of Offer constitutes an offer

A Letter of Offer constitutes an offer by the Seller to assign to the Trustee (in its capacity referred to in Clause 2.1) with effect from the commencement of business on the relevant Cut-Off Date and subject to the terms of this Deed, the Master Trust Deed and the relevant Series Supplement the Seller’s entire right, title and interest in, to and under the following:

(a)	(SMART Receivables): each SMART Receivable identified in the schedule accompanying the Letter of Offer;

(b)	(Retained Title Rights): all Retained Title Rights in relation to the above SMART Receivables;

(c)	(Other Loans): all Other Loans in existence from time to time in relation to the above SMART Receivables;

(d)	(Mortgages): all Mortgages in existence from time to time in relation to the above SMART Receivables;

(e)	(Collateral Securities): all Collateral Securities in existence from time to time in relation to the above SMART Receivables;

(f)	(Receivable Amounts): all Receivable Amounts in existence from time to time in relation to the above SMART Receivables; and

(g)	(SMART Receivable Documents): all SMART Receivable Documents in existence from time to time in relation to the above SMART Receivables.

2.5	Letter of Offer revocable

A Letter of Offer is revocable by the Seller by notice received by the Trustee (and copied to the Manager) at least one Business Day before the proposed Closing Date. If no such notice is received by the Trustee and the Manager by that time, the Letter of Offer is then irrevocable.

2.6	Acceptance of offer

The offer contained in a Letter of Offer may be accepted by the Trustee only in accordance with this Clause 2.

2.7	Timing of acceptance

(a)	(Means of acceptance): The Trustee will, if so directed by the Manager in writing, accept the offer contained in a Letter of Offer at any time before 4.30 p.m. (or before such other time as may be agreed by the Trustee and the Seller) on the relevant Closing Date by, and only by, the Trustee paying, or directing the payment of on its behalf of, the Purchase Price in relation to the Letter of Offer to the Seller in cleared and immediately available funds.

(b)	(No further acts required): The Trustee is not required to do any further act, matter or thing to accept the offer contained in a Letter of Offer.

2.8	Seller not obliged to make, and Trustee not obliged to accept, offer

Notwithstanding satisfaction of all relevant conditions precedent or any negotiations undertaken between the Seller and the Trustee prior to any acceptance by the Trustee of the offer contained in a Letter of Offer:

(a)	(Seller not obliged to make offer): the Seller is not obliged to issue a Letter of Offer and the Trustee is not obliged to accept the offer contained in a Letter of Offer and no contract for the sale or purchase of any SMART Receivable Rights specified in a Letter of Offer will arise unless and until the Trustee accepts the offer contained in that Letter of Offer in accordance with this Clause 2; and

(b)	(Trustee acquires no rights until offer irrevocable): the Trustee acquires no rights against the Seller in respect of the SMART Receivable Rights specified in a Letter of Offer until such time as that Letter of Offer (if issued) becomes irrevocable.

2.9	Can only accept all SMART Receivable Rights

The offer contained in a Letter of Offer may only be accepted in relation to all the SMART Receivable Rights specified in the Letter of Offer.

2.10	Effect of acceptance

Acceptance, in accordance with this Deed, of the offer contained in a Letter of Offer constitutes an immediate assignment to the Trustee (in its capacity referred to in Clause 2.1) with effect from the commencement of business on the relevant Cut-Off Date of the Seller’s entire right, title and interest in the SMART Receivable Rights the subject of the Letter of Offer. The Trustee’s right, title and interest in such SMART Receivable Rights is at all times subject to the terms of this Deed, the Master Trust Deed and the relevant Series Supplement.

2.11	Sale in equity only

(a)	(Assignment in equity): An assignment of SMART Receivable Rights in accordance with this Deed takes effect initially in equity only.

(b)	(Seller to retain legal title): Subject to this Deed, the Seller must ensure that at all times it retains the legal ownership of the SMART Receivable Rights.

(c)	(Trustee must not communicate, disclose or perfect title): The Trustee must not (and the Manager and the Seller will not direct the Trustee to):

(i)	take any steps to perfect its legal title to the SMART Receivable Rights;

(ii)	give any notice to, or communicate in any other way with, am Obligor or the provider of a Collateral Security; or

(iii)	disseminate or disclose any information in respect of the assignment or sale of the SMART Receivables and the other SMART Receivable Rights,

except in accordance with the terms of this Deed.

2.12	Sale not to amount to assumption of obligations

An assignment of SMART Receivable Rights in accordance with this Deed, and the acceptance of a Letter of Offer, does not constitute an assumption by the Trustee, the Servicer, the Manager or any

Investor in relation to a Series Trust of any obligation of the Seller or any other person pursuant to, or in connection with, the SMART Receivable Rights or any other obligation of the Seller to the Obligor, any provider of a Collateral Security or any other party pursuant to, or in connection with, the SMART Receivable Documents.

2.13	Quiet Enjoyment

Without limiting Clause 2.11, the Trustee and the Manager must not enforce any Mortgage or Collateral Security in relation to a SMART Receivable which is an Asset of a Series Trust, nor interfere with an Obligor’s quiet enjoyment of any chattel which is the subject of such a Mortgage or Collateral Security unless:

(a)	(Perfection of Title Event or Event of Default): an Event of Default has occurred with respect to the Series Trust and/or the Trustee has perfected its title to the SMART Receivables in accordance with Clause 8; and

(b)	(Obligor in breach): the Obligor is in breach of its obligations under the relevant Receivables Agreement.

2.14	Future SMART Receivable Documents

Without limiting the effect of any assignment of any SMART Receivable occurring on the Trustee accepting a Letter of Offer but subject to Clause 2.12, the Seller’s right, title and interest in respect of any SMART Receivable Rights arising, and any SMART Receivable Documents entered into in connection with the SMART Receivable Rights the subject of the Letter of Offer, after the commencement of business on the relevant Cut-Off Date, form part of the rights assigned to the Trustee (to be held subject to the terms of the Master Trust Deed and in the capacity referred to in Clause 2.1) and immediately following creation, vest in the Trustee in accordance with the assignment of that SMART Receivable pursuant to this Deed.

2.15	Powers of attorney

The Seller, upon giving the Trustee the first Letter of Offer under this Deed, must deliver to the Seller’s nominated legal counsel for registration (with a copy to the Trustee) at least one Business Day before the relevant Closing Date, 4 originals of a Power of Attorney from the Seller in favour of the Trustee substantially in the form contained in Schedule 3 or such other form or such number of copies as is required to enable registration of such Power of Attorney in each State and Territory of Australia in which registration is necessary or desirable.

The Trustee must as soon as practicable (which may be after the Closing Date) acknowledge in writing to the Seller receipt of the Powers of Attorney referred to above which it has actually received.

2.16	Seller’s Undertaking in relation to perfection of title Powers of Attorney

The Seller shall, within one Business Day of delivery of the executed Powers of Attorney to the Seller’s nominated legal counsel in accordance with Clauses 2.15 or 16.11, confirm to each Rating Agency (if any) in relation to the relevant Series Trust in writing that those Powers of Attorney have been executed and have been provided to the Seller’s nominated legal counsel for registration.

2.17	Manager’s direction

The Manager must not issue a direction to the Trustee to accept the offer contained in a Letter of Offer pursuant to Clause 2.7(a) unless the Manager:

(a)	(No breach of representations): is not actually aware that any representation or warranty made or taken to be made by the Seller under this Deed is incorrect in any material respect on the relevant Cut-Off Date as if repeated on that Cut-Off Date with reference to facts and circumstances then subsisting;

(b)	(Breach of obligations): is not actually aware that the Seller is in breach in any material respect of any of its obligations under this Deed (unless that breach has been remedied to the satisfaction of the Manager);

(c)	(Insolvency Event): is not actually aware that an Insolvency Event has occurred in relation to the Seller (unless that event has been remedied to the satisfaction of the Manager);

(d)	(Funding): has procured the funding for the Trustee to pay the Purchase Price in relation to the Letter of Offer to the Seller in accordance with Clause 2.7(a); and

(e)	(Other conditions precedent): is satisfied that such other conditions precedent to the acceptance by the Trustee of the offer contained in the Letter of Offer as are specified in this Deed and the other Transaction Documents relating to the relevant Series Trust have been satisfied.

2.18	Trustee may rely

The Trustee is entitled to conclusively rely on (unless actually aware to the contrary) and is not required to investigate the accuracy of the contents of the Letter of Offer given to it by the Seller and any representation as to whether a SMART Receivable meets the Eligibility Criteria in relation to the relevant Series Trust.

2.19	SMART Receivable Documents

If the Seller issues a Letter of Offer in accordance with Clause 2.1, the Seller must deliver to the Trustee, no later than one Business Day prior to the relevant Closing Date relating to the Letter of Offer (or such other time as is agreed between the Trustee and the Manager) written confirmation that the SMART Receivable Documents in respect of the SMART Receivables specified in the schedule to that Letter of Offer, other than any documents which are deposited with a solicitor (acting on behalf of the Seller), a stamp duties office, a land titles office or other Governmental Agency, are held by the Seller. The Seller must take all necessary action to locate all such SMART Receivable Documents which are not in its possession and on receipt hold those SMART Receivable Documents in accordance with Clause 12.

2.20	Identification of sold SMART Receivables

(a)	(Seller letter): Prior to the first Closing Date the Seller must deliver a letter to the Trustee (copied to each Rating Agency (if any) in relation to the relevant Series Trust) which, in a manner satisfactory to the Trustee, explains how SMART Receivables are marked on the SMART Receivable System so that, if necessary, any SMART Receivables to be assigned to the Trustee in accordance with this Deed or the Master Trust Deed can be separately identified by the Trustee.

(b)	(Changes to marking of SMART Receivables): If there are any changes to the manner in which the SMART Receivables are marked on the SMART Receivable System as described in the letter to the Trustee delivered by the Seller pursuant to Clause 2.20(a), the Seller must deliver another letter to the Trustee (copied to each Rating Agency (if any) in relation to the relevant Series Trust) specifying the matters required under Clause 2.20(a).

(c)	(Mark SMART Receivables): Following each Closing Date the Seller must mark the SMART Receivables on the SMART Receivable System in a manner that enables identification of the SMART Receivables by the Trustee when the Trustee is in possession of the Letter of Offer in relation to those SMART Receivables and which is consistent with a letter delivered to the Trustee pursuant to Clauses 2.20(a) or 2.20(b).

2.21	Trustee capacity

If a Letter of Offer is given to the Trustee, the offer constituted by the Letter of Offer pursuant to Clause 2.4, and any assignment of the corresponding SMART Receivable Rights pursuant to Clause 2.10 if the offer is accepted in accordance with this Deed, is made to the Trustee in its capacity as trustee of the Series Trust specified in the Letter of Offer and in respect of which the Trustee records in its records, at the direction of the Manager, that it holds such SMART Receivable Rights.

2.22	Payments of Accrued Interest Adjustment to the Seller

On the first Determination Date in relation to a Series Trust, the Manager will determine the Accrued Interest Adjustment in relation to the SMART Receivables assigned to the Trustee in respect of that Series Trust and notify the Trustee of such determination. The Trustee will pay the Accrued Interest Adjustment to the Seller in accordance with the Series Supplement relating to the Series Trust.

2.23	Specific power of Trustee

In accordance with clause 16.4(v) of the Master Trust Deed, and for the avoidance of doubt, the parties expressly agree that the Trustee has the power to acquire SMART Receivables as Assets of a Series Trust notwithstanding that payments due from Obligors under such SMART Receivables are in arrears as at the date of their acquisition by the Trustee. Nothing in this Clause 2.23 will be construed so as to amend the Eligibility Criteria in relation to that Series Trust.

2.24	Conditions precedent

The Trustee and the Manager must use reasonable endeavours to cause the conditions precedent in relation to each Letter of Offer in this Clause 2 and any other Transaction Document relating to the relevant Series Trust to be satisfied prior to the relevant Closing Date. On satisfaction of the conditions precedent set out in this Clause 2 and any other Transaction Document relating to the relevant Series Trust, the Trustee must notify the Manager and each Rating Agency (if any) in relation to the relevant Series Trust that such conditions precedent have been satisfied.

3.	SERVICING OF SMART RECEIVABLE RIGHTS

3.1	Appointment of Servicer

The Servicer is hereby appointed and agrees to act as the servicer of the SMART Receivable Rights (with effect from the relevant Cut-Off Date) which, from time to time, form part of the Assets of a Series Trust on the terms and conditions of this Deed.

3.2	Obligation to act as Servicer until termination of appointment

The Servicer’s duties and obligations contained in this Deed in respect of a Series Trust continue until the date of the Servicer’s retirement or removal as Servicer in relation to that Series Trust in accordance with this Deed.

3.3	General servicing obligation

The Servicer must ensure that the servicing of the SMART Receivable Rights which then form part of the Assets of a Series Trust (including the exercise of the express powers set out in this Clause 3) is:

(a)	(In compliance with this Clause): in compliance with the express limitations in this Clause 3 (unless the prior written consent of the Manager and the Trustee is obtained); and

(b)	(In accordance with Servicing Standards): to the extent that this Clause 3 does not provide otherwise, in accordance with the Servicing Standards.

3.4	Power to Service

(a)	(Servicing functions vested in Servicer): The function of servicing the SMART Receivable Rights which at any given time form part of the Assets of a Series Trust is vested in the Servicer and it is entitled to undertake the servicing of those SMART Receivable Rights to the exclusion of the Trustee (other than when acting as Servicer in accordance with Clause 4.5) and the Manager.

(b)	(Express powers): Without limiting its general powers, the Servicer has the express powers set out in this Clause 3 in relation to the servicing of the SMART Receivable Rights which at any given time form part of the Assets of a Series Trust.

3.5	Exercise of discretions

The Servicer must, in servicing the SMART Receivable Rights which then form part of the Assets of a Series Trust, exercise its powers and discretions under this Deed, the Operations Manual, and the relevant SMART Receivable Documents to which it is a party in accordance with standards and practices suitable for a prudent financier in the business of financing purchases of vehicles and commercial equipment.

3.6	Collections deposited within two Business Days

Subject to the terms of the Series Supplement, the Servicer must deposit into the Collections Account for each Series Trust each Collection in relation to a SMART Receivable forming part of the Assets of that Series Trust received by the Servicer, or otherwise payable by the Servicer or (where the Seller is the Servicer) the Seller, within two Business Days of:

(a)	(Receipt): receipt of those Collections by the Servicer; or

(b)	(Where otherwise payable): where those Collections are not received by the Servicer but are otherwise payable by the Servicer or the Seller in accordance with this Deed, when they fall due for payment to the Trustee from the Servicer or the Seller.

3.7	Prepayment of Collections

The Servicer may, in its sole discretion, deposit amounts into the Collections Account for a Series Trust at any time in prepayment of its obligation to deposit Collections in relation to a SMART Receivable forming part of the Assets of that Series Trust into that Collections Account in accordance with Clause 3.6. The Servicer will not be obliged to deposit a Collection in relation to a SMART Receivable forming part of the Assets of that Series Trust into the relevant Collections Account pursuant to Clause 3.6 to the extent that it has prepaid its obligation to do so under this Clause 3.7. The Trustee must repay to the Servicer any amounts standing to the credit of the Collections Account in relation to a Series Trust which represent prepayments of Collections in relation to SMART Receivables forming part of the Assets of that Series Trust by the Servicer in accordance with this Clause 3.7 immediately following the earlier of:

(a)	(Redemption of Notes): the date on which all the Notes in relation to that Series Trust have been redeemed in full in accordance with the Master Trust Deed and the Series Supplement relating to that Series Trust; and

(b)	(Termination Event Date): the Termination Event Date of that Series Trust.

3.8	Withdrawal of prepayment from Collections Account

The Servicer may on any Distribution Date in relation to a Series Trust notified by the Servicer to the Trustee (with not less than five Business Days prior written notice from the Servicer to the Trustee) at its discretion, request the Trustee to repay, and upon such request the Trustee will pay, any amount paid pursuant to Clause 3.7 then standing to the credit of the Collections Account in respect of that Series Trust provided that the Servicer must continue to fulfil its obligation to deposit Collections in relation to a SMART Receivable forming part of the Assets of that Series Trust into that Collections Account under Clause 3.6 to the extent of the repayment made under this Clause 3.8.

3.9	Servicer’s undertaking regarding SMART Receivable Rights

The Servicer undertakes for the benefit of the Trustee, that it will either directly (including by the exercise of its delegated powers under this Deed and the Master Trust Deed from the Trustee and the Seller) or indirectly:

(a)	(Manage recovery of sums due by Obligors): duly manage the recovery of any amount due by the relevant Obligor under each of the SMART Receivable Documents in respect of each SMART Receivable;

(b)	(Duly stamp): promptly ensure that any SMART Receivable Document in relation to a SMART Receivable following any amendment, consolidation, supplementation, novation or substitution of a Mortgage, is duly stamped (if liable to stamp duty) and duly registered (where registration is required) with the relevant office to constitute, in the case of a Mortgage, a subsisting first-ranking registered mortgage;

(c)	(Insurances): either:

(i)	ensure that it is noted on each Insurance Policy, rights in relation to which form part of the Assets of a Series Trust, that the Seller’s interest as mortgagee or owner includes its assigns or such other form of wording as the Trustee and the Manager approve; or

(ii)	take such other approach as is approved by the Trustee and in respect of which the Manager has issued a Rating Notification;

(d)	(Record securities): ensure that all Mortgages and the First Layer of Collateral Securities which secure a SMART Receivable and which then form part of the Assets of a Series Trust are recorded on the Security Register;

(e)	(Notify breaches of Operations Manual): notify the Trustee and the Manager of any material breach of the Operations Manual by the Servicer identified by the Servicer’s external auditors in relation to the servicing of the SMART Receivable Rights then forming part of the Assets of a Series Trust immediately upon becoming aware of the breach;

(f)	(Execute documents): at the Trustee’s request (acting on the direction of the Manager), execute such further documents and do anything else (including, without limitation, executing further Powers of Attorney substantially in the form of Schedule 3) that the Trustee reasonably requires to ensure the effective registration of any Transfer or Power of Attorney;

(g)	(Make calculations): upon receipt of notice that an Obligor desires to repay a SMART Receivable in full, prepare and make available documentation and make such calculations as are necessary to enable the repayment of the SMART Receivable and discharge of the corresponding Mortgage and any Collateral Securities (provided that the Servicer is not required to discharge a Mortgage or Collateral Securities if they also secure an Other Loan or another SMART Receivable); and

(h)	(Perform obligations): duly and punctually perform each of its material obligations under this Deed and each of the SMART Receivable Documents to which it is a party.

3.10	Release or substitution of security

(a)	(Substitution and release): The Servicer may in relation to a SMART Receivable which is then an Asset of a Series Trust, release or substitute any corresponding Mortgage or First Layer of Collateral Security provided that where the SMART Receivable arises under or pursuant to a Loan Contract, at least one Mortgage is retained after such release or substitution to secure that SMART Receivable.

(b)	(Indemnity): The Servicer indemnifies the Trustee (whether on its own account or for the account of the Investors of a Series Trust) against any costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), damages or loss it suffers in respect of a Series Trust as a result of any release or substitution of any Mortgage or First Layer of Collateral Securities which then are Assets of that Series Trust not being in accordance with Clause 3.10(a). The amount of the costs, damages and loss is to be determined by agreement between the Trustee (acting on expert advice taken pursuant to clause 16.6 of the Master Trust Deed if necessary) and the Servicer or, failing agreement, by the Servicer’s external auditors.

3.11	Variation or relaxation of terms of SMART Receivables

(a)	(Variations): Subject to Clauses 3.11(b) and 3.12 and the requirements of the Operations Manual, the Servicer may vary, extend or relax the time to maturity, the terms of repayment or any other term of a SMART Receivable and its related Mortgage and First Layer of Collateral Securities which are then Assets of a Series Trust.

(b)	(Limitations on variations): Except as contemplated by the Operations Manual or Clause 3.16, the Servicer must not grant any extension of the time to maturity of a SMART Receivable which is then an Asset of a Series Trust beyond five years from the Settlement Date for that SMART Receivable or allow any reduced payment that would result in such an extension.

3.12	Release of debt

Subject to Clauses 3.13(c) and 3.16, the Servicer may not release an Obligor from any amount owing in respect of a SMART Receivable, related Mortgage or First Layer of Collateral Security which are then assets of a Series Trust unless that amount has been written off by the Servicer, or the Servicer has determined to write off such amount, as uncollectible, in either case in accordance with the Operations Manual.

3.13	Waivers, releases and compromises

Subject to Clauses 3.11(b), the Servicer may:

(a)	(Waive breaches): subject to Clause 3.12, waive any breach under, or compromise, compound or settle any claim in respect of;

(b)	(Grant releases): subject to Clause 3.12, release any party from an obligation or claim under; or

(c)	(Prepayment Break Costs): release an Obligor from any amount owing in respect of Prepayment Break Costs under,

a SMART Receivable or any related Mortgage or Collateral Security which is then an Asset of a Series Trust.

3.14	Consent to subsequent Security Interests

The Servicer may consent to the creation or existence of any Security Interest in relation to any asset or assets the subject of a Mortgage or a Collateral Security which is then an Asset of a Series Trust:

(a)	(Third Parties): in favour of a party, other than the Trustee or the Seller, only if by way of a priority agreement or otherwise the Servicer ensures that the relevant Mortgage or Collateral Security will rank ahead in priority to the third party’s Security Interest on enforcement for an amount not less than the Principal Balance (plus accrued but unpaid interest) on the SMART Receivable in relation to that SMART Receivable (as recorded on the SMART Receivable System) plus such extra amount as is determined in accordance with the Operations Manual; and

(b)	(Trustee or Seller): in favour of the Trustee or the Seller, in which case the Trustee or the Seller, as the case may be, agrees that the relevant Mortgage or Collateral Security will rank ahead in priority to the Trustee’s Security Interest or the Seller’s Security Interest (as the case may be) on enforcement for an amount equal to the Principal Balance (plus accrued but unpaid interest) outstanding on the SMART Receivable in relation to that SMART Receivable (as recorded on the SMART Receivable System) plus such extra amount as is determined in accordance with the Operations Manual. This Clause will continue to bind the Trustee following its retirement or removal pursuant to clause 19 of the Master Trust Deed.

3.15	Consent to leases etc

The Servicer may, in accordance with the Servicing Standards, consent to the creation of any leases, licences or restrictive covenants in respect of an asset the subject of a Mortgage which is then an Asset of a Series Trust.

3.16	Relief under Binding Provision or on order of Competent Authority

(a)	(Grant releases etc): The Servicer may:

(i)	release a Mortgage or a First Layer of Collateral Security which is then an Asset of a Series Trust;

(ii)	reduce the Principal Balance under, or vary the terms (including, without limitation, in relation to repayment) of, any SMART Receivable, related Mortgage or First Layer of Collateral Security which is then an Asset of a Series Trust; or

(iii)	grant other relief to an Obligor or the provider of a First Layer of Collateral Security which are then Assets of a Series Trust,

when to do so is pursuant to a Binding Provision or an order, decision, finding, judgment or determination of a Competent Authority or which, in the Servicer’s reasonable opinion, is likely to be made by a Competent Authority.

(b)	(If order or determination results from failure of Servicer): If it is determined that the order, decision, finding, judgment or determination referred to in Clause 3.16(a) was made or is likely to be made by the Competent Authority as a result of the Seller or the Servicer:

(i)	breaching any Binding Provision, applicable regulation, statute or official directive at the time the Mortgage, the First Layer of Collateral Security or the SMART Receivable was granted (other than a Binding Provision, regulation, statute or official directive which provides for relief on equitable or like grounds (unless the Seller or Servicer is not acting in accordance with the standards and practices of a prudent financier in the business of financing purchases of vehicles or commercial equipment)); or

(ii)	not acting in accordance with the standards and practices of a prudent financier in the business of financing purchases of vehicles or commercial equipment,

then the Servicer must notify the Trustee of the making of such an order, decision, finding, judgment or determination and the Seller or the Servicer (as the case may be) must pay damages to the Trustee in respect of the relevant Series Trust on the day which is five Business Days after such notification is given by the Servicer. The amount of such damages will be the amount agreed between the Trustee (acting on expert advice taken pursuant to clause 16.6 of the Master Trust Deed, if necessary) and the Seller or the Servicer, as the case may be (or, failing agreement, by the Seller’s or the Servicer’s external auditors) as being sufficient to compensate the Trustee for any losses suffered by that Series Trust as a result of the release, reduction, variation or relief (as the case may be).

3.17	Litigation

Without limiting Clause 3.25(t), the Servicer may institute litigation in respect of the collection of any amount owing under a SMART Receivable which is then an Asset of a Series Trust but is not required to do so or to continue any litigation if the Servicer has reasonable grounds for believing, based on advice from its legal advisers (either internal or external), that:

(a)	(SMART Receivable unenforceable): the Servicer is, or will be, unable to enforce the provisions of the SMART Receivable under which such amount is owing; or

(b)	(Proceedings uneconomical): the likely proceeds from such litigation, in light of the expenses in relation to the litigation, do not warrant such litigation.

3.18	Enforcement action

(a)	(Servicer may take enforcement action): Without limiting Clause 3.25(t), the Servicer may take such action to enforce a SMART Receivable and any related Mortgage or First Layer of Collateral Securities which are then Assets of a Series Trust which it determines should be taken.

(b)	(Servicer must not take or fail to take action in certain circumstances): The Servicer must not knowingly take any action, or knowingly fail to take any action, if that action or failure to take action will, to the actual knowledge of the Servicer, interfere with the enforcement by the Servicer or the Trustee of any SMART Receivable Rights which are then Assets of a Series Trust (unless such action or failure is in accordance with the Servicing Standards).

3.19	Incurring Additional Expenses

The Servicer may incur Additional Expenses in relation to a Series Trust. The Trustee must reimburse the Servicer for such Additional Expenses in relation to a Series Trust, to the extent of funds available for this purpose in accordance with the Series Supplement relating to that Series Trust on each Distribution Date in relation to the Series Trust and, if such Additional Expenses are not reimbursed in full on any such Distribution Date, must reimburse the balance unpaid on each subsequent Distribution Date in relation to the Series Trust, from the funds available for this purpose in accordance with the Series Supplement relating to the Series Trust, on that Distribution Date. The Servicer must forward to the Manager before each Determination Date in relation to a Series Trust, a list of Additional Expenses in relation to that Series Trust for which it is seeking reimbursement pursuant to this Clause 3.19 for the Monthly Period of that Series Trust just ended.

3.20	Insurance Policy claims

The Servicer may compromise, compound or settle any claim in respect of any Insurance Policy which is then an Asset of a Series Trust.

3.21	Insurance Policy proceeds

(a)	(Release of insurance proceeds): Proceeds received in respect of an Insurance Policy which is then an Asset of a Series Trust may be released, on the Trustee’s behalf, if:

(i)	such release of proceeds is conducted in accordance with the Servicing Standards; and

(ii)	the proceeds are paid on an invoice-by-invoice basis directly to those who are carrying out work (whether directly or by their agents or contractors) to rebuild, reinstate or repair the property to which the proceeds relate.

(b)	(Application of insurance proceeds): Any proceeds referred to in Clause 3.21(a) which are not released in accordance with that Clause must be applied to the account established in the Servicer’s records for the relevant SMART Receivable up to the Principal Balance in respect of that SMART Receivable plus accrued but unpaid interest.

(c)	(Servicing Transfer): If a Servicing Transfer in relation to a Series Trust occurs the Servicer must immediately pay to the Trustee all proceeds previously retained by it under paragraph (b) and not yet released under paragraph (a) in respect of that Series Trust.

3.22	Servicer’s actions binding on Trustee

Without limiting in any way the Servicer’s liability to the Trustee for breaching the provisions of this Deed, any act by the Servicer (or any delegate or agent of the Servicer) in servicing SMART Receivable Rights which are Assets of a Series Trust is binding on the Trustee whether or not such act or omission is in compliance with this Clause 3 but any such act or omission will not be fraud, negligence or wilful default of the Trustee for the purpose of Clause 13.

3.23	Servicer to pay its own expenses

Subject to Clause 3.19, the Servicer must pay from the amount received by it in accordance with Clause 11.1 all fees and expenses incurred by the Servicer in connection with servicing the SMART Receivables forming part of the Assets of a Series Trust (other than those fees and expenses which are expressly stated in this Deed or the Master Trust Deed to be payable by the Trustee, the Manager or any other party to a Transaction Document in relation to the Series Trust), including expenses relating to the collection of the SMART Receivables and the fees and disbursements of independent accountants in relation to the Series Trust.

3.24	Servicer to transmit information to Manager

The Servicer must prepare and transmit to the Manager in relation to a Series Trust the information necessary to enable the Manager to prepare the Settlement Statement and Pool Performance Data in relation to that Series Trust in accordance with the Series Supplement relating to that Series Trust.

3.25	Further Servicer undertakings

The Servicer further undertakes for the benefit of the Trustee that it will:

(a)	(Audited Financial Reports): give the Trustee the audited Financial Reports of the Servicer for each financial year of the Servicer within 120 days of the end of that year;

(b)	(Keep proper books): keep proper and adequate books of account in accordance with Australian accounting standards (which may be kept electronically) for the SMART Receivable Rights of a Series Trust;

(c)	(Information): subject to the provisions of the Privacy Act and the Servicer’s duty of confidentiality or obligations of non-disclosure to its clients under general law or otherwise, give promptly to the Manager and the Trustee any reports or information and supporting evidence of which the Servicer is aware that they reasonably request with respect to a Series Trust and the SMART Receivable Rights forming part of the Assets of the Series Trust from time to time;

(d)	(Provide information): subject to the provisions of the Privacy Act and the Servicer’s duty of confidentiality or obligations of non-disclosure to its clients under general law or otherwise, give to the Auditor, the Manager and the Trustee such written and oral information as any of them reasonably requires (after giving reasonable notice to the Servicer) with respect to all matters in the possession of the Servicer in respect of the activities of the Servicer to which this Deed relates, with respect to a Series Trust and the SMART Receivable Rights forming part of the Assets of the Series Trust from time to time;

(e)	(Notify material misrepresentations): notify the Manager and the Trustee promptly if it becomes actually aware that any material representation or warranty made or taken to be made by or on behalf of the Seller or the Servicer in connection with a Transaction Document in relation to a Series Trust in any material respect is found to be incorrect when made or taken to be made;

(f)	(Certificate): within five Business Days of a request from the Manager or the Trustee, provide the Manager or the Trustee (as the case may be) with a certificate from the Servicer signed by two Authorised Officers of the Servicer on its behalf which states whether to the best of the Servicer’s knowledge and belief a Servicer Default or a Perfection of Title Event has occurred in relation to a Series Trust (a request under this Clause will be made by the Trustee only once in each six month calendar month period, unless the Trustee when making the request sets out reasonable grounds for believing that a Servicer Default or a Perfection of Title Event is subsisting);

(g)	(Notify Servicer Default or Perfection of Title Event): notify the Trustee promptly after the Servicer becomes actually aware of any Servicer Default or the occurrence of any Perfection of Title Event in relation to a Series Trust and at the same time or as soon as possible thereafter provide full details thereof;

(h)	(Comply with laws): comply with the requirements of any relevant laws in carrying out its obligations under the Transaction Documents in relation to a Series Trust including, if required, the Consumer Credit Code and the National Credit Code;

(i)	(Authorisations): obtain and maintain all authorisations, filings and registrations necessary to properly service the SMART Receivables;

(j)	(Not merge without assumption): not merge or consolidate into another entity, unless the surviving entity assumes the rights and obligations of the Seller (where the Seller is the Servicer) and the Servicer under the Transaction Documents in relation to each Series Trust and each Rating Agency (if any) in relation to each Series Trust is notified;

(k)	(Not enter into liquidation etc): subject to the provisions of the Banking Act, not present any application or pass any resolution for the liquidation of the Servicer, or, subject to Clause 3.25(j), enter into any scheme of arrangement, merger or consolidation with any other person or enter into any other scheme under which the Servicer ceases to exist, the assets or liabilities of the Servicer are vested in or assumed by any other person or either of those events occur;

(l)	(Pay Tax): duly and punctually file all returns in respect of Tax which are required to be filed by it and pay, or procure payment when due, all Taxes and other outgoings payable by it as and when the same respectively become due and payable other than outgoings which are being contested in good faith and promptly pay or cause to be paid those contested outgoings after the final determination or settlement of such contest;

(m)	(Not set off): not, without the prior consent of the Trustee, apply, transfer or set off the whole or any part of any amount payable or owed to the Servicer or to which the Servicer is entitled under this Deed or any other Transaction Document in relation to a Series Trust towards satisfaction of any obligation which is owed by the Servicer to the Trustee or the Manager under this Deed or any other Transaction Document for that Series Trust, other than as contemplated under this Deed or any other Transaction Document in relation to that Series Trust;

(n)	(Not claim Assets of Series Trust): other than as a Secured Creditor of a Series Trust, not claim any Security Interest, lien or other possessory right in any of the Assets of that Series Trust;

(o)	(Notify claims): following receipt of actual notice of a claim by a third party with respect to a challenge to the sale and/or assignment to the Trustee of any SMART Receivable Rights forming part of the Assets of a Series Trust, promptly give notice in writing of such action or claim to the Trustee and the Manager and take such actions as it is required to take by the Trustee and the Manager in relation to such action or claim;

(p)	(Not encumber SMART Receivable Rights): other than in accordance with this Deed, not transfer, assign, exchange or otherwise grant a Security Interest over the whole or any part of its right, title and interest (if any) in and to any SMART Receivable Right forming part of the Assets of a Series Trust;

(q)	(Give accurate information to each Rating Agency): use all reasonable efforts to cause all information provided by it to each Rating Agency (if any) in relation to a Series Trust to be complete and accurate in all material respects;

(r)	(Follow directions of Manager or Trustee after Perfection of Title Event): upon being directed to do so by either the Manager or the Trustee following the occurrence of a

Perfection of Title Event in relation to a Series Trust, promptly take all action which it is directed to take by the Manager and the Trustee to assist the Trustee and the Manager perfect the Trustee’s legal title to the applicable SMART Receivable Rights forming part of the Assets of the Series Trust in accordance with the requirements of this Deed or to assist any Substitute Servicer in relation to the Series Trust to service the SMART Receivables then forming part of the Assets of the Series Trust under the terms of this Deed;

(s)	(Comply with other undertakings): comply with all other undertakings given by the Servicer in this Deed or in the other Transaction Documents in relation to a Series Trust;

(t)	(Collect all moneys due): make reasonable efforts to collect all moneys due under the terms and provisions of the SMART Receivable Rights and, to the extent such efforts will be consistent with this Deed and the Operations Manual, follow such normal collection procedures as it deems necessary and advisable;

(u)	(Maintain title): take such steps as are reasonably necessary to maintain the Trustee’s title to the SMART Receivable Rights;

(v)	(Give notice of Security Interests): promptly notify the Trustee after it becomes aware of the creation or existence of any Security Interest in relation to any SMART Receivable Rights competing with its interest or the interest of the Trustee in any SMART Receivable Rights;

(w)	(Execute documents of extinguishment): execute such documents and instruments as will reasonably be requested by the Trustee to effect the extinguishment of the Trustee’s right, title and interest in a SMART Receivable Right; and

(x)	(Pay costs of extinguishment): pay to, or reimburse, the Trustee immediately on demand in respect of a Series Trust for all reasonable Costs and Expenses including, without limitation, any stamp duty and registration fees, arising out of or necessarily incurred in connection with the extinguishment of the Trustee’s right, title and interest in a SMART Receivable Right forming part of the Assets of the Series Trust.

3.26	Servicer’s power to delegate

The Servicer, for the purposes of carrying out and performing its duties and obligations in relation to a Series Trust, may:

(a)	(Appoint attorneys): by power of attorney appoint any person to be attorney or agent of the Servicer for those purposes and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit including, without limitation, a power to sub-delegate and a power to authorise the issue in the name of the Servicer of documents bearing facsimile signatures of the Servicer or of the attorney or agent either with or without proper manuscript signatures of its officers on them; and

(b)	(Appoint agents): appoint by writing any person to be agent of the Servicer as the Servicer thinks necessary or proper and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit, provided that, in each such case, except as provided in the Transaction Documents in relation to the Series Trust, the Servicer must not delegate to such third parties a material part of its powers, duties and obligations as Servicer in relation to SMART Receivables forming part of the Assets of that Series Trust.

3.27	Servicer may replace or suspend attorneys

The Servicer may replace or suspend any attorney, agent or sub-agent appointed under Clause 3.26 for any cause or reason as the Servicer may in its sole discretion think sufficient with or without assigning any cause or reason.

3.28	Servicer remains liable

The Servicer at all times remains liable for:

(a)	(Acts, omissions): the acts or omissions of any person appointed under Clause 3.26, insofar as the acts or omissions constitute a breach by the Servicer of its obligations under this Deed; and

(b)	(Payment): the payment of fees to any person appointed under Clause 3.26.

3.29	Proposed amendments to Operations Manual

The Servicer must deliver copies of all proposed material amendments to the Operations Manual which relate to the Servicer’s servicing functions in respect of the SMART Receivable Rights then comprising Assets of a Series Trust to each Rating Agency (if any) in relation to the Series Trust, the Trustee and the Manager at least one month prior to the date the changes are intended to take effect (or such shorter period as agreed by each such Rating Agency, the Trustee and the Manager). The adoption of those amendments by the Servicer takes effect immediately after:

(a)	(Manager confirmation): the Manager has issued a Rating Notification in relation to the adoption of those amendments; and

(b)	(Manager consent): the Manager confirms in writing its consent to the proposed amendments.

3.30	Servicer’s judgment

The Servicer must (upon and subject to the terms of this Deed and to any requests made or directions given by the Trustee) exercise its own judgment, skill and discretion in performing its obligations in relation to a Series Trust under this Deed.

4.	SERVICER DEFAULT AND RETIREMENT OF SERVICER

4.1	Servicer Default

A Servicer Default in relation to a Series Trust occurs if:

(a)	(Failure to remit Collections): the Servicer fails to remit any Collections or any other amounts received in respect of the SMART Receivable Rights then forming part of the Assets of the Series Trust to the Trustee within the time period specified in Clause 3.6 (or as otherwise provided in the Series Supplement) and such failure is not remedied within seven Business Days (where the Trustee is satisfied that such failure arises out of a failure of the banking or payment system or an administrative error) or three Business Days (in all other cases) (or such longer period as the Trustee may agree to) of notice being given to the Servicer by the Manager or the Trustee;

(b)	(Failure to prepare information for Manager): the Servicer fails to prepare and transmit to the Manager the information necessary to enable the Manager to prepare a Settlement

Statement and the Pool Performance Data in relation to the Series Trust by the date set out in the Series Supplement relating to the Series Trust and such failure is not remedied within five Business Days (or such longer period as the Trustee may agree to) of notice being given to the Servicer by the Manager or the Trustee;

(c)	(Insolvency Event): an Insolvency Event occurs in relation to the Servicer;

(d)	(Seller is Custodian): whilst the Seller is:

(i)	the Servicer; and

(ii)	acting as custodian of the SMART Receivable Documents in relation to the Series Trust pursuant to Clause 12,

it fails to deliver all the SMART Receivable Documents in accordance with Clause 12 to the Trustee following the occurrence of a Document Transfer Event in relation to the Series Trust and does not deliver to the Trustee the outstanding SMART Receivable Documents within 20 Business Days (or such longer period as the Trustee may agree to) of receipt of a notice from the Trustee specifying the SMART Receivable Documents that remain outstanding;

(e)	(Adverse Effect): the Servicer has breached its obligations (other than those referred to in Clauses 4.1(a), (b) and (d)) as Servicer in relation to the Series Trust under this Deed and such breach has or, if continued will have, an Adverse Effect in relation to the Series Trust as reasonably determined by the Trustee after the Trustee is actually aware of such breach and that breach is not satisfactorily remedied so that it no longer has or will have such an Adverse Effect within 20 Business Days (or such longer period as the Trustee may agree to) of notice (which must specify the reasons why the Trustee believes that an Adverse Effect has occurred or will occur) being delivered to the Servicer by the Manager or the Trustee or the Servicer has not within 20 Business Days (or such longer period as the Trustee may agree to) of receipt of such notice paid compensation to the Trustee for its loss in respect of the Series Trust from such breach in an amount satisfactory to the Trustee (acting reasonably); or

(f)	(Other event): any other event occurs which is specified to be a Servicer Default in relation to the Series Trust in the Series Supplement relating to that Series Trust.

4.2	Termination of Servicer and Servicing Transfer

Whilst a Servicer Default in relation to a Series Trust (of which the Trustee is actually aware) is subsisting, the Trustee must by written notice to the Servicer (with copy to the Manager and each Rating Agency in relation to the Series Trust) immediately terminate the rights and obligations of the Servicer in relation to the Series Trust and appoint another reputable and responsible ADI or other appropriately qualified organisation to act in its place in relation to the Series Trust.

4.3	Retirement of Servicer

(a)	(Retirement): The Servicer may retire as Servicer in relation to a Series Trust upon giving to the Trustee, the Manager and each Rating Agency (if any) in relation to the Series Trust three months notice in writing or such lesser time as the Servicer, the Trustee, the Manager and each such Rating Agency agree.

(b)	(Appointment of replacement): Upon such retirement the Servicer, subject to any approval required by law, may appoint in writing any other corporation approved by the Trustee

(acting reasonably) as Servicer in relation to the Series Trust in its place. If the Servicer does not propose a replacement by the date which is one month prior to the date of its proposed retirement, the Trustee is entitled to appoint a new Servicer in relation to the Series Trust as of the date of the proposed retirement.

(c)	(Costs of retirement): All costs and expenses incurred by any party associated with the voluntary retirement of the Servicer in relation to a Series Trust pursuant to this Clause 4.3 and the appointment of a Substitute Servicer in relation to that Series Trust will be borne by Servicer and will neither be costs nor expenses of that Series Trust.

4.4	Substitute Servicer

The purported appointment of a Substitute Servicer in relation to a Series Trust under this Clause 4 has no effect until:

(a)	(Manager confirmation): the Manager has issued a Rating Notification in relation to the proposed appointment; and

(b)	(Execution of deed): the Substitute Servicer executes a deed under which it covenants to act as Servicer in relation to the Series Trust in accordance with this Deed and all other Transaction Documents in relation to the Series Trust to which the Servicer is a party.

4.5	Trustee to act as Servicer

Until the appointment of the Substitute Servicer in relation to a Series Trust is complete, the Trustee must act as Servicer in relation to the Series Trust. The Trustee is entitled to receive the fee payable in accordance with Clause 11.1 for the period during which the Trustee so acts.

4.6	Trustee may give discharges

The Trustee may settle with the Servicer the amount of any sums payable by the Servicer to the Trustee or by the Trustee to the Servicer in relation to a Series Trust and may give to or accept from the Servicer a discharge in respect of those sums which will be conclusive and binding as between the Trustee and the Servicer, as between the Servicer and each Unitholder in the Series Trust and as between the Servicer and the Investors of the Series Trust.

4.7	Servicer may accept payment

The Servicer may accept a payment or benefit, in connection with its retirement or removal in relation to a Series Trust, from the Substitute Servicer in relation to the Series Trust. The Servicer is also entitled to receive payments or benefits which have accrued to the Servicer under this Deed in relation to the Series Trust prior to the date of the Servicer’s retirement or removal from office.

4.8	Servicer and Manager to provide full co-operation

The Servicer and the Manager agree to provide their full co-operation in the event of a Servicing Transfer in relation to a Series Trust. The Servicer and the Manager must provide the Substitute Servicer in relation to the Series Trust with copies of all paper and electronic files, information and other materials as the Trustee or the Substitute Servicer may reasonably request within five Business Days of the removal or retirement of the Servicer in accordance with this Clause 4.

4.9	Indemnity

The Servicer indemnifies the Trustee in respect of all costs, damages, losses and expenses incurred by the Trustee as a result of any Servicer Default in relation to a Series Trust (including, without limitation, legal costs charged at the usual commercial rates of the relevant legal services provider and the costs of any Servicing Transfer in relation to the Series Trust) except where such costs, damages, losses or expenses are incurred as a result of the fraud, negligence or wilful default of the Trustee or its agents or delegates.

4.10	No liability for Servicer Default

Neither the Trustee nor the Manager or their respective delegates (as the case may be) is liable for any Servicer Default in relation to a Series Trust except to the extent that the Servicer Default is caused by the Trustee’s or the Manager’s or their respective delegate’s (as the case may be) fraud, negligence or wilful default.

4.11	Manager to notify Trustee of Servicer Default

The Manager must promptly notify the Trustee upon the Manager becoming actually aware of the occurrence of a Servicer Default in relation to a Series Trust.

5.	REPRESENTATIONS AND WARRANTIES REGARDING SMART RECEIVABLES

5.1	Seller’s Representations

The Seller represents and warrants to the Trustee in respect of each relevant SMART Receivable referred to in a Letter of Offer issued to the Trustee as trustee of a Series Trust that (as at the Cut-Off Date):

(a)	(Assignability): all consents required in relation to the assignment of the SMART Receivable and related SMART Receivable Rights specified in the Letter of Offer have been obtained and that those SMART Receivables and related SMART Receivable Rights are assignable;

(b)	(Compliance with laws): at the time the Seller entered into the SMART Receivable and the related SMART Receivable Documents and at all times after that until immediately prior to the sale of the SMART Receivable, the SMART Receivable and the related SMART Receivable Documents complied in all material respects with applicable laws;

(c)	(Ordinary course of business): at the time that the Seller entered into the SMART Receivable, the SMART Receivable was originated in the ordinary course of the Seller’s business;

(d)	(Obligor not insolvent): at the time that the SMART Receivable was approved and the SMART Receivable Documents were entered into, the Seller had not received any notice of the insolvency or the bankruptcy of the Obligors in relation to that SMART Receivable or that such Obligors did not have the legal capacity to enter into the SMART Receivable Documents;

(e)	(Seller sole legal and beneficial owner): the Seller is the sole legal and beneficial owner of the SMART Receivable and the related Mortgages and First Layer of Collateral Securities (other than the Insurance Policies) and no prior ranking Security Interest exists in relation to its right, title and interest in that SMART Receivable and the related Mortgages and First Layer of Collateral Securities (other than the Insurance Policies);

(f)	(First-ranking security): at the time that the Seller entered into the SMART Receivable, all necessary steps were taken in respect of each Mortgage created in connection with the SMART Receivable so that each Mortgage complied with the legal requirements applicable at that time to ensure that the Mortgage was either:

(i)	a first-ranking mortgage; or

(ii)	where there are two mortgages over the same asset securing the SMART Receivable and the Seller is the mortgagee of the first-ranking mortgage, a second-ranking mortgage,

(subject to any statutory charges and any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, and any other prior Security Interests which do not prevent the Mortgage from being considered to be a first-ranking mortgage or a second-ranking mortgage, as the case may be, in accordance with the Servicing Standards) in either case, secured over the asset in the jurisdiction in which that asset is located subject to stamping and registration of the relevant Mortgage in due course;

(g)	(Priority arrangements): where there is a second or other mortgage in existence over the asset the subject of a Mortgage in relation to a SMART Receivable and the Seller is not the mortgagee of that second or other mortgage, satisfactory priority arrangements have been entered into to ensure that the Mortgage ranks ahead in priority to the second or other mortgage on enforcement for an amount not less than the Principal Balance of that SMART Receivable (plus accrued but unpaid interest) plus such extra amount determined in accordance with the Operations Manual;

(h)	(Chattel Mortgage): in relation to each SMART Receivable arising under or pursuant to a Loan Contract, a valid first-ranking Chattel Mortgage exists as security in relation to that SMART Receivable, the Security Interest created in favour of the Seller by that Chattel Mortgage is perfected by a registration on the PPS Register and that registration identifies the Seller as the secured party;

(i)	(Valid, binding and enforceable): the obligations of the relevant Obligor under the SMART Receivable Documents are legal, valid, binding and enforceable against it in accordance with their terms subject to stamping and any necessary registration, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(j)	(No obligation for further advance): in relation to each SMART Receivable arising under or pursuant to a Loan Contract, the Obligor has fully drawn the amount available under that Loan Contract and the Seller has no obligation to make any further advance in relation to that SMART Receivable;

(k)	(Retained Title Rights): in relation to each SMART Receivable arising under or pursuant to a Hire Purchase Contract or Lease Contract, the Seller is the sole legal and beneficial owner of the asset or assets the subject of the Retained Title Rights in relation to those SMART Receivables free from any Security Interest (subject only to the rights of the Obligor as hirer or lessee of that asset and the Obligor’s option to purchase the asset under the relevant Receivable Agreement and any Security Interest arising in favour of the Seller), the Security Interest created in favour of the Seller by that Hire Purchase Contract or Lease Contract (as applicable) is perfected by a registration on the PPS Register and that registration identifies the Seller as the secured party;

(l)	(Due stamping): each of the relevant SMART Receivable Documents (other than the Insurance Policies) which is required to be stamped with stamp duty has been duly stamped or has been lodged for stamping and will be duly stamped;

(m)	(SMART Receivable not discharged): the SMART Receivable has not been satisfied, cancelled, discharged or rescinded and the property relating to each relevant Mortgage has not been released from the security of that Mortgage;

(n)	(Holds all documents necessary to enforce): it holds, in accordance with the Servicing Standards, all documents which it should hold to enforce the provisions of, and the security created by, the Mortgage and the related First Layer of Collateral Securities and to recover in full the SMART Receivables;

(o)	(Terms unqualified): other than the relevant SMART Receivable Documents and documents entered into in accordance with the Servicing Standards, there are no documents entered into between the Seller and the Obligor or any other relevant party in relation to the SMART Receivable which would qualify or vary the terms of the SMART Receivable;

(p)	(Consent): no consent to the sale of the SMART Receivables or notice of that sale is required to be given by or to any person including, without limitation, any Obligor;

(q)	(No notice of Security Interests): other than in respect of priorities granted by statute, the Seller has not received notice from any person that it claims to have a Security Interest ranking in priority to or equal with the Security Interest held by the Seller and constituted by the relevant Mortgage;

(r)	(Eligibility Criteria): the SMART Receivable complies with the Eligibility Criteria;

(s)	(Transfer free of Security Interests): the Seller is lawfully entitled to sell and assign its interest in the SMART Receivable Rights and to transfer valid and beneficial title in the SMART Receivable Rights to the Trustee of the Series Trust free of all Security Interests and, so far as the Seller is aware, adverse claims or other third party rights or interests;

(t)	(Compliance with laws): the provisions of all legislation (if any) relating to the sale of the SMART Receivable Rights have been complied with;

(u)	(No breach): the sale, transfer and assignment of the Seller’s interest in the SMART Receivable Rights will not constitute a breach of the Seller’s obligations, or a default under, any Security Interest granted by the Seller or affecting the assets of the Seller;

(v)	(Waiver of Set-Off): the SMART Receivables are not subject to or affected by any right of set-off;

(w)	(Insurance): the Obligor must maintain an Insurance Policy in relation to the asset the subject of the Chattel Mortgage or the Retained Title Rights (as the case may be) until the SMART Receivable is paid in full; and

(x)	(Credit Code): other than in the case of a SMART Receivable which is a Consumer Receivable, the SMART Receivable is not regulated by or subject to the Consumer Credit Code or the National Credit Code.

5.2	Trustee need not test warranties

The Trustee is under no obligation to test the truth of any warranty or representation in Clause 5.1 and is entitled to accept them conclusively at all times (unless it is actually aware of any breach).

6.	BREACH OF REPRESENTATIONS AND WARRANTIES

6.1	Manager or Seller becomes aware of incorrect representations or warranties

If the Manager or the Seller becomes actually aware that a material representation or warranty made pursuant to Clause 5.1 was incorrect when given in respect of a SMART Receivable forming part of the Assets of a Series Trust it must give notice to the Trustee and the Manager or the Seller (as the case may be) accompanied by sufficient details to identify the relevant SMART Receivable, and the reason the representation or warranty is incorrect, within five Business Days of the Manager or the Seller (as the case may be) becoming so actually aware. Neither the Manager nor the Seller is under any ongoing obligation whatsoever to conduct any investigation in any manner whatsoever to determine if a representation or warranty made pursuant to Clause 5.1 is incorrect when given in respect of a SMART Receivable.

6.2	If Trustee becomes aware of incorrect representations or warranties

If the Trustee becomes actually aware that a material representation or warranty made pursuant to Clause 5.1 was incorrect when given in respect of a SMART Receivable forming part of the Assets of a Series Trust, it must give notice to the Manager and the Seller, accompanied by sufficient details to identify the relevant SMART Receivable and the Trustee’s reasons for believing that the representation or warranty is incorrect, within five Business Days of becoming actually so aware. The Trustee is under no obligation whatsoever to conduct any investigation in any manner whatsoever to determine if a representation or warranty made pursuant to Clause 5.1 is incorrect when given in respect of a SMART Receivable.

6.3	Remedy of defaults during Prescribed Period

If with respect to any SMART Receivable forming part of the Assets of a Series Trust:

(a)	(Representation or warranty incorrect): any representation or warranty made by the Seller pursuant to Clause 5.1 is incorrect when given; and

(b)	(Notice given under Clause 6.1 or 6.2):

(i)	the Manager or the Seller gives a notice to the Trustee pursuant to Clause 6.1; or

(ii)	the Seller receives a notice from the Trustee pursuant to Clause 6.2,

in either case, not later than five Business Days prior to the last day of the Prescribed Period in relation to the SMART Receivable,

then, if that breach is not remedied to the satisfaction of the Trustee within five Business Days of the Seller or the Manager giving or receiving the notice (as the case may be), the SMART Receivable Rights to which such SMART Receivable relates will be held by the Trustee in accordance with the terms of Clause 6.4.

6.4	Holding for Seller Trust during Prescribed Period

If, in relation to a SMART Receivable, any breach during its Prescribed Period which is referred to in a notice pursuant to Clause 6.3 is not remedied within the period specified in Clause 6.3, then, on the expiry of that period and without the necessity for any further act or instrument or other thing being done or brought into existence (other than the payment required to be made by the Seller pursuant to Clause 6.6), the Trustee automatically by virtue of this Deed holds its entire interest in the SMART Receivable Rights relating to the SMART Receivable for the Seller Trust. However, the Trustee is entitled to retain for the Series Trust whose Assets the relevant SMART Receivable forms part of, all Collections received by the Trustee pursuant to that SMART Receivable from the Cut-Off Date for that SMART Receivable to the date of delivery of the relevant notice in accordance with Clause 6.3.

6.5	Costs

The Seller must pay to, or reimburse, the Trustee for all Costs and Expenses in respect of a Series Trust, including, without limitation, any stamp duty and registration fees, arising out of or necessarily incurred in connection with the holding by the Trustee of its interest in any SMART Receivable Rights in accordance with Clause 6.4. Such payment (if any) must be made on the same date as payments in respect of the relevant SMART Receivable must be made pursuant to Clause 6.6.

6.6	Payment

Subject to Clause 6.8, the Seller must pay to the Trustee, in respect of any SMART Receivable Rights held for the Seller Trust pursuant to Clause 6.4, by or on the day of the SMART Receivable Rights becoming so held for the Seller Trust, an amount equal to the sum of:

(a)	(Principal amount): the Principal Balance in respect of the relevant SMART Receivable (as recorded on the SMART Receivable System) as at the date of delivery of the relevant notice in accordance with Clause 6.3; and

(b)	(Accrued interest): the accrued but unpaid interest (as at the date of delivery of the relevant notice pursuant to Clause 6.3) in respect of that SMART Receivable.

6.7	Limitation on rights of Trustee during Prescribed Period

The performance by the Seller of its obligations under Clause 6.6 is the sole remedy available to the Trustee during the relevant Prescribed Period in respect of a representation or warranty being incorrect when given by the Seller pursuant to Clause 5.1 in respect of a SMART Receivable. The Trustee expressly acknowledges and agrees that during the relevant Prescribed Period, other than pursuant to Clause 6.6, it has no remedy against the Seller in respect of any representation or warranty being incorrect when given by the Seller pursuant to Clause 5.1 and which the Trustee becomes actually aware of on or prior to the last day on which the notices referred to in Clause 6.3(b) can be given.

6.8	Limitation of Seller’s liability for SMART Receivables

Other than the rights of the Trustee pursuant to Clauses 6.5 and 6.6, the Seller has no liability for any loss or damage caused to the Trustee in respect of a Series Trust, any Investor, any Creditor of a Series Trust or any other person in respect of any representation or warranty being incorrect when given by the Seller pursuant to Clause 5.1 in respect of a SMART Receivable in relation to which a notice has been received or given pursuant to Clause 6.3(b).

6.9	Fraud

If the Trustee is unable to give a notice under Clause 6.2 due to the fraud, negligence or wilful default on the part of the Seller or any of its officers, employees or agents, the Trustee may take such action against the Seller as the Trustee thinks fit.

6.10	Seller’s liability for damages after Prescribed Period

The Seller indemnifies the Trustee in respect of a Series Trust (whether for its own account or for the account of Investors of a Series Trust) against any costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), damages or loss arising from any representation or warranty being incorrect when made by the Seller pursuant to Clause 5.1 in relation to a SMART Receivable and which is discovered by the Trustee after the last day on which a notice under Clause 6.3(b) can be given. The amount of such costs, damages or loss is to be agreed between the Trustee, the Manager and the Seller. Failing such agreement the amount is to be the amount determined by the Seller’s external auditors. The amount of such costs, damages or loss, whether agreed or determined by the Seller’s external auditors, must not exceed the Principal Balance in respect of the SMART Receivable in relation to the Series Trust the Assets of which the SMART Receivable forms a part of (as recorded on the SMART Receivable System) and any accrued but unpaid interest and any outstanding fees in respect of the SMART Receivable (calculated at the time of agreement between the Trustee and the Seller or determination by the Seller’s external auditors, as the case may be).

6.11	Seller to pay damages within two Business Days

The Seller must, within two Business Days of agreement or determination (as the case may be) pursuant to Clause 6.10, pay the relevant sum to the Trustee.

6.12	Limitation

The Trustee agrees and acknowledges that the Trustee’s sole remedy in relation to a Series Trust against the Seller for breach of any representation or warranty in Clause 5.1 of which the Trustee has actual notice after the last day on which the notice referred to in Clause 6.3(b) can be given is pursuant to Clause 6.10.

6.13	Discharge of obligations

The compliance by the Seller with its obligations under Clause 6.6 or 6.11 (as the case may be) will discharge all obligations of the Seller in relation to a Series Trust with respect to any breach of any representation or warranty made in Clause 5.1, in relation to a SMART Receivable forming part of the Assets of the Series Trust, regardless, in the case of Clause 6.6, of whether or not such breach is specified in the relevant notice referred to in Clause 6.3(b).

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties by the Seller and the Servicer

The Seller and the Servicer represents and warrants in respect of itself to the Manager and the Trustee that:

(a)	(Due incorporation): it has been duly incorporated in accordance with the laws of its place of incorporation and is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

(b)	(Power to enter and observe this Deed): it has full power to enter into and perform its obligations under this Deed and the other Transaction Documents (as defined in the Series Supplement with respect to each Series) to which it is a party;

(c)	(Separate authority): it has in full force and effect the authorisations necessary (including, without limitation, from Governmental Agencies) to authorise or are required in respect of its execution, delivery and performance of this Deed and has filed all necessary returns with the Australian Securities and Investments Commission;

(d)	(Obligations enforceable): its obligations under this Deed are legal, valid, binding and enforceable against it in accordance with their terms subject to stamping and any necessary registration, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(e)	(This Deed does not contravene constituent documents): this Deed does not contravene its constituent documents or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded;

(f)	(No Servicer Default): (represented and warranted by the Servicer only) no Servicer Default in relation to a Series Trust continues unremedied that has not been notified to the Trustee;

(g)	(Operations Manual): (represented and warranted by the Servicer only) the Operations Manual is in existence as at the date of this Deed;

(h)	(No material default): to the best of its knowledge, it is not in default of the material requirements of any relevant laws which would materially adversely affect its ability to carry out its obligations under this Deed;

(i)	(No immunity from process): it has no immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

(j)	(Not trustee): it does not enter into this Deed in the capacity of a trustee of any trust or settlement;

(k)	(No material adverse effect): it is not actually aware of any facts which would have a material adverse effect on its ability to perform its obligations under this Deed;

(l)	(No related party transaction): it has not contravened and nor will it contravene section 208 or section 209 of the Corporations Act by entering into or participating in any transaction contemplated by this Deed or any Transaction Document in relation to a Series Trust;

(m)	(No Insolvency Event): no Insolvency Event has occurred and is subsisting in respect of it; and

(n)	(Paid Taxes): it has filed all Tax returns which are required to be filed and has promptly paid all Taxes as shown in all assessments received by it to the extent that such Taxes have become due other than those Taxes the subject of a bona fide dispute with the Australian Taxation Office or other Governmental Agency in relation to the Tax.

7.2	Repetition of representations and warranties

The representations and warranties in Clause 7.1 are taken also to be made on each Closing Date.

8.	PERFECTION OF TITLE

8.1	Perfection of Title Event

A Perfection of Title Event in relation to a Series Trust occurs if:

(a)	(Breach of Seller representations): the Seller (in its capacity as Seller only) makes any representation under Clause 5.1 in relation to a SMART Receivable forming part of the Assets of a Series Trust that proves to be incorrect when made (other than a representation or warranty to which Clause 6.3 or Clause 6.8 applies and payment in respect of which has been, or will be, made in accordance with Clauses 6.6 or 6.10, as the case may be) and that has or, if continued will have (having regard to all the circumstances), an Adverse Effect in relation to the Series Trust and either:

(i)	such breach is not satisfactorily remedied so that it no longer has or will have such an Adverse Effect in relation to the Series Trust, within 20 Business Days (or such longer period as the Trustee may agree to) of notice thereof being delivered to the Seller by the Manager or the Trustee; or

(ii)	the Seller has not within 20 Business Days (or such longer period as the Trustee may agree) of such notice paid compensation to the Trustee for any loss suffered by the Trustee in respect of a Series Trust (if any) as a result of such breach in an amount satisfactory to the Trustee (acting reasonably).

(b)	(Failure to pay Trustee): the Trustee is not paid in full any amount payable to it by the Seller (in any capacity) under any Transaction Document in relation to the Series Trust within ten Business Days (or such longer period as the Trustee may agree to) from the date such amount falls due for payment under the relevant Transaction Document;

(c)	(Insolvency Event): an Insolvency Event occurs in relation to the Seller;

(d)	(Servicer Default): if the Seller is the Servicer, a Servicer Default (other than the failure by the Servicer to provide the Pool Performance Data pursuant to Clause 4.1(b)) occurs; or

(e)	(Other event): any other event occurs which is specified to be a Perfection of Title Event in relation to the Series Trust in the Series Supplement relating to that Series Trust.

8.2	Declaration of Perfection of Title Event

If a Perfection of Title Event in relation to a Series Trust (of which the Trustee is actually aware) is subsisting, the Trustee must:

(a)	(Declaration): by notice in writing to the Seller, the Manager and each Rating Agency in relation to the Series Trust declare that a Perfection of Title Event has occurred unless the Manager has issued a Rating Notification in relation to the failure of the Trustee to perfect the Trustee’s title to the SMART Receivables in accordance with Clause 8.4; and

(b)	(Specify): where the Perfection of Title Event the subject of the notice is the event referred to in Clause 8.1(a), specify in such notice the reason why it believes an Adverse Effect in relation to the Series Trust has occurred or will occur (as the case may be).

8.3	No Duty to Investigate

The Trustee has no duty, and is under no obligation, to investigate whether a Perfection of Title Event has occurred in relation to a Series Trust other than where it has actual notice, knowledge or awareness that such event has occurred.

8.4	Protection of Title

If, and only if, a declaration is made by the Trustee in accordance with Clause 8.2 the Trustee and the Manager must immediately:

(a)	(Protect title): take all necessary steps to protect the Trustee’s legal title to the SMART Receivable Rights then forming part of the Assets of that Series Trust, including lodgement of any Transfers (where necessary, executed under a Power of Attorney) to achieve registration of the Trustee’s interest in any SMART Receivable Rights then forming part of the Assets of the Series Trust;

(b)	(Notify Obligors): notify the relevant Obligors of the sale of the SMART Receivables and Mortgages then forming part of the Assets of that Series Trust including informing them (where appropriate) that they should make payment in the manner specified to them by the Trustee, such notice to be given in the name of the Seller pursuant to the Power of Attorney; and

(c)	(Possession of Loan Files): take possession of all Loan Files (subject to the Privacy Act and any duty of confidentiality which the Seller owes to its customers under general law or otherwise). The Trustee and the Manager may, if necessary to obtain possession, enter into the premises of the Servicer at which the Loan Files are stored.

8.5	Trustee to lodge caveats

If the Trustee does not hold the SMART Receivable Documents necessary to vest fully and effectively in the Trustee the Seller’s legal right, title and interest in and to any Mortgage in relation to a SMART Receivable that is part of the Assets of a Series Trust in accordance with Clause 8.4, the Trustee must, within five Business Days after the Trustee is aware of the occurrence of a Perfection of Title Event in relation to the Series Trust, lodge or enter, to the extent of the information available to it, a caveat or similar instrument in respect of the Trustee’s interest in that Mortgage.

8.6	Trustee to hold legal title

Within 30 Business Days after the Trustee is aware of the occurrence of a Perfection of Title Event in relation to a Series Trust the Trustee must, in respect of each SMART Receivable and the Retained Title Rights forming part of the Assets of the Series Trust, have commenced to take all necessary steps to perfect the legal title to each Mortgage in relation to that SMART Receivable and the Retained Title Rights in relation to that SMART Receivable.

8.7	Power of attorney

The Trustee as trustee of a Series Trust and the Manager must only use the Power of Attorney to execute Transfers in respect of Mortgages then forming part of the Assets of that Series Trust and only then in accordance with the Transaction Documents in respect of the Series Trust and if the Trustee has declared a Perfection of Title Event in relation to that Series Trust in accordance with Clause 8.2.

8.8	Other loans

Following a declaration in accordance with Clause 8.2 the Trustee must continue to hold its interest in the Seller Trust Assets in accordance with this Deed and the Master Trust Deed.

8.9	Liability

Neither the Trustee, nor the Manager or their respective delegates (as the case may be) is liable for any Perfection of Title Event in relation to a Series Trust except to the extent that the Perfection of Title Event is caused by the Trustee or the Manager or their respective delegates’ (as the case may be) fraud, negligence or wilful default.

8.10	Notice of Perfection of Title Event

The Manager and the Seller must promptly notify the Trustee of the occurrence of any Perfection of Title Event in relation to a Series Trust of which it becomes actually aware or any incorrect representation made by the Seller (other than a representation or warranty to which Clause 6.3 or Clause 6.8 applies and payment in respect of which has been, or will be, made in accordance with Clause 6.6 or 6.10, as the case may be) of which it becomes actually aware.

8.11	Indemnity

The Seller indemnifies the Trustee in respect of a Series Trust against all loss, costs, damages, charges and expenses incurred by the Trustee in perfecting the Trustee’s title to the Mortgages then forming part of the Assets of the Series Trust in accordance with Clause 8.4 including all registration fees, stamp duty, legal fees and disbursements (charged at the usual commercial rates of the relevant legal services provider), on a full indemnity basis and the cost of preparing and transmitting all necessary documentation.

9.	THE SELLER TRUST

9.1	Constitution of Seller Trust

The Seller Trust is constituted upon:

(a)	(Execution of this Deed): the execution of this Deed by the Trustee, the Manager, the Servicer and the Seller; and

(b)	(Payment of $10): the payment of the sum of $10 by or on behalf of the Manager to the Trustee (the receipt of which the Trustee acknowledges by executing this Deed).

9.2	Declarations of Trust for the Seller Trust

The Trustee declares that it will hold all the right, title and interest in, to and under the $10 referred to in Clause 9.1(b) and any further Seller Trust Asset on trust for the Seller in accordance with this Clause 9 and subject to the trusts, terms and conditions of this Deed.

9.3	Name of the Seller Trust

The name of the Seller Trust will be determined by the Trustee and the Manager subject to any approvals required by law.

9.4	Entitlement of Seller to the Seller Trust

The beneficial interest in the Seller Trust is vested absolutely in the Seller.

9.5	Bare trust

The Trustee holds the Seller Trust Assets on bare trust for the Seller.

9.6	Duration of the Seller Trust

The Seller Trust commences on the date of its constitution as referred to in this Deed and ends on its Termination Event Date.

9.7	Early termination of the Seller Trust

Immediately upon the termination of all Series Trusts, the Seller (as beneficiary of the Seller Trust) must direct the Trustee that the Seller Trust is to be terminated. Upon receipt of that direction the Trustee must promptly terminate the Seller Trust.

9.8	Dealing with Seller Trust Assets

Subject to the terms of this Deed:

(a)	(Seller may deal with Seller Trust Assets): the Seller is entitled to deal with Seller Trust Assets in its absolute discretion; and

(b)	(Trustee may only deal with Seller Trust Assets as directed by Seller):

(i)	the Trustee must not deal with the Seller Trust Assets other than in accordance with directions given by the Seller from time to time; and

(ii)	the Trustee must act in accordance with any direction given to it by the Seller in respect of the Seller Trust Assets,

save that, in either case, the Trustee is not obliged to act in accordance with the directions of the Seller where to do so would be illegal or result in the Trustee’s exposure to a risk of personal liability where the Trustee is not satisfied, in its absolute discretion, that the Seller will be able to indemnify or reimburse the Trustee in accordance with Clause 9.15.

9.9	Proceeds

(a)	(Seller may retain proceeds): The Seller may retain any proceeds received by it from the Seller Trust Assets.

(b)	(Trustee must pay proceeds to Seller): The Trustee must immediately pay to the Seller (or otherwise pay as the Seller directs) any proceeds the Trustee receives in respect of the Seller Trust Assets.

(c)	(Seller’s receipt good discharge): The receipt of amounts by the Seller pursuant to Clauses 9.9(a) and (b) constitutes a good discharge to the Trustee.

9.10	Seller Trust not part of Assets of a Series Trust

(a)	(Seller Assets not Assets of a Series Trust): The Trustee’s right, title and interest in the Seller Trust Assets do not form part of the Assets of a Series Trust.

(b)	(Trustee must account for Seller Trust Assets): The Trustee must account for the Seller Trust Assets separately from the Assets of each Series Trust.

(c)	(Liabilities): The Trustee must not apply the Assets of a Series Trust to meet any liabilities of the Seller Trust and the Trustee must not apply the Seller Trust Assets to meet any Liabilities of a Series Trust.

(d)	(No co-mingling): The Trustee must not co-mingle any money held by the Trustee in respect of a Series Trust with any money held by the Trustee in respect of the Seller Trust (and vice versa).

9.11	Shared Securities

(a)	(Not sell etc Shared Securities): The Trustee must not, and the Manager must not direct the Trustee to, sell, transfer or grant any Security Interest over any Shared Security which is held by it partly as trustee for a Series Trust and partly by it as trustee for the Seller Trust without notifying the relevant transferee or holder of the Security Interest of the existence of the interest of the Seller as beneficiary of the Seller Trust in that Shared Security.

(b)	(Power to lodge Caveats): The Seller (as beneficiary of the Seller Trust) has the power to lodge a Caveat over any Shared Security where the Trustee has sold, transferred or granted any Security Interest, or the Seller reasonably believes that the Trustee will sell, transfer or grant any Security Interest, over any Shared Security in breach of Clause 9.11(a).

9.12	Trustee’s duties

The Trustee owes no fiduciary or other duties to the Seller in respect of the Seller Trust Assets other than pursuant to Clauses 9.8, 9.9(b), 9.10 and 10.3 and, in any event, is not liable in any manner whatsoever to the Seller for any loss to the Seller Trust Assets as a result of the Trustee complying with any directions of the Seller in accordance with Clause 9.8 or for not acting as a result of the Seller failing to give any directions to the Trustee in accordance with Clause 9.7.

9.13	Substitute Trustee

(a)	(Substitute Trustee): Any Substitute Trustee (other than the Manager when acting as Trustee) must be approved by the Seller (as beneficiary of the Seller Trust) which approval is not to be unreasonably withheld.

(b)	(Retirement or removal of the Trustee from the Seller Trust): The provisions of clause 19 of the Master Trust Deed apply with necessary modifications to the Seller Trust as if every reference in such clause to a Series Trust or the Series Trusts included a reference to the Seller Trust.

(c)	(Seller Trust Assets to vest in Substitute Trustee): Upon the retirement or removal of the Trustee as trustee of the Series Trusts in accordance with the Master Trust Deed, the Trustee must vest the Seller Trust Assets, or cause them to be vested, in the Substitute Trustee and must deliver to the Substitute Trustee (or to the Manager if it is acting as Trustee) all books, documents, records and other property whatsoever relating to the Seller Trust. The costs and expenses of this are to be paid by the Seller.

9.14	Transfer of the Seller Trust Assets to Seller on termination of Seller Trust

On the termination of the Seller Trust the Trustee is deemed to offer to immediately transfer the Seller Trust Assets to the Seller. The Seller can accept such offer only by an Authorised Officer of the Seller accepting such offer orally (including by way of telephone) communicated to an Authorised Officer of the Trustee. The Trustee must execute and deliver to the Seller such instruments as the Seller reasonably requests to vest in the Seller all right, title and interest of the Trustee in the Seller Trust Assets.

9.15	Seller indemnity

(a)	(Seller Trust): Subject to Clause 9.15(b), but without limiting any indemnity to which the Trustee is otherwise entitled at general law, the Seller as beneficiary of the Seller Trust unconditionally and irrevocably indemnifies and will reimburse the Trustee in respect of, and agrees to pay within ten Business Days of receipt of a written demand from the Trustee:

(i)	any liability incurred by the Trustee as a result of the Trustee complying with any directions by the Seller in accordance with Clause 9.8 or for not acting as a result of the Seller failing to give any directions to the Trustee in accordance with Clause 9.8;

(ii)	any liability incurred by the Trustee in connection with the transfer of any Seller Trust Assets to the Seller (including, but not limited to, stamp duties and Taxes payable in connection with such transfer); and

(iii)	all other costs, charges, Taxes, expenses and liabilities incurred by the Trustee in respect of the Seller Trust in accordance with this Clause 9, Clause 10.7 or Clause 10.8.

(b)	(Limitation of Seller indemnity): The Seller’s obligations under Clause 9.15(a) to indemnify and reimburse the Trustee do not apply to the extent that such liabilities, costs, charges, Taxes, stamp duties or expenses arise as a result of the Trustee’s negligence, fraud or wilful default.

9.16	Limitation of liability

The Trustee enters into this Deed in its capacity as trustee of the Seller Trust (in addition to entering into this Deed in its capacity as trustee of each Series Trust). A liability arising under or in connection with this Deed and the Seller Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the Seller Trust Assets out of which the Trustee is actually indemnified for the liability. This Clause will not apply to any obligation or liability of the Trustee in respect of the Seller Trust to the extent that it is not satisfied because, under this Deed or by operation of law, there is a reduction in the extent of the Trustee’s indemnification out of the Seller Trust Assets as a result of the Trustee’s fraud, negligence or wilful default.

9.17	Claims against the Trustee

The parties other than the Trustee may not sue the Trustee in respect of liabilities incurred by the Trustee, acting in its capacity as trustee of the Seller Trust, in any capacity other than as Trustee of the Seller Trust, including seeking the appointment of a receiver (except in relation to the Seller Trust Assets), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Seller Trust Assets).

9.18	Sale of an Other Loan to a Series Trust

(a)	(Letter of Offer): If the Seller wishes to offer to assign to the Trustee as trustee of a Series Trust, its right, title and interest in an Other Loan relating to a Mortgage of that Series Trust, the Seller may do so by giving to the Trustee a Letter of Offer in relation to that Other Loan in accordance with Clause 2.

(b)	(Acceptance): Upon the Trustee’s acceptance of an offer contained in a Letter of Offer in relation to an Other Loan in accordance with Clause 2:

(i)	the Other Loan will be a SMART Receivable of the relevant Series Trust and not a Seller Trust Asset; and

(ii)	the Trustee will hold the benefit of its right, title and interest in:

(A)	that Other Loan and any Mortgage, First Layer of Collateral Securities, Receivable Amounts and SMART Receivable Documents in relation to that Other Loan as trustee of the relevant Series Trust and not as trustee of the Seller Trust; and

(B)	any Second Layer of Collateral Securities in relation to that Other Loan as trustee of the Seller Trust in accordance with Clause 10.1.

(c)	(Representations and warranties): The Seller represents and warrants as at the relevant Cut-Off Date in accordance with Clause 5.1 for the purposes of Clause 5.1(e):

(i)	that the Seller is the sole legal and beneficial owner of the Other Loan; and

(ii)	that either the Seller is the sole legal and beneficial owner or the Seller is the sole legal owner and the Trustee as trustee of the relevant Series Trust is the sole beneficial owner of the Mortgages and First Layer of Collateral Securities (other than the Insurance Policies) related to that Other Loan.

10.	DIVISION OF SMART RECEIVABLE RIGHTS BETWEEN THE SELLER TRUST AND THE SERIES TRUSTS

10.1	Seller Trust Assets

The Trustee will hold as trustee of the Seller Trust all its right, title and interest in:

(a)	(Other Loans): the Other Loans;

(b)	(Balance of Mortgages etc): the balance, referred to in Clause 10.2(b), of the Mortgages, the SMART Receivable Documents, the First Layer of Collateral Securities and the Receivable Amounts; and

(c)	(Second Layer of Collateral Securities): the Second Layer of Collateral Securities,

which are assigned to the Trustee by the Seller; and

(d)	(Assets of Disposing Other Trust): the Assets of a Disposing Other Trust (as defined in Clause 16.9(b)) which the Trustee holds by virtue of Clause 16.9(c).

10.2	Mortgages and first layer of Collateral Securities

(a)	(Series Trust): The Trustee will hold as trustee of a Series Trust all its right, title and interest in so much of any Mortgage, the First Layer of Collateral Securities, the Receivable Amounts and the SMART Receivable Documents for each SMART Receivable assigned to the Trustee as trustee of that Series Trust (including, without limitation, the proceeds of enforcement of such in relation to the SMART Receivable) as is necessary to enable the full and final repayment of all amounts owing with respect to the SMART Receivable.

(b)	(Seller Trust): The Trustee will hold as trustee for the Seller Trust the balance (if any) of its right, title and interest in any Mortgage, First Layer of Collateral Securities, Receivable Amounts and SMART Receivable Documents referred to in Clause 10.2(a).

10.3	Treatment of shared securities

If, in relation to a SMART Receivable forming part of the Assets of a Series Trust:

(a)	(Other Loans in Seller Trust): an Other Loan relating to the SMART Receivable forms part of the Seller Trust Assets; and

(b)	(Mortgage or Collateral Security secures both): a Mortgage or a Collateral Security which is part of the First Layer of Collateral Securities, which secures the SMART Receivable also secures the Other Loan, then:

(i)	(If Seller is Servicer): where the Seller is the Servicer in relation to the Series Trust, the Servicer is entitled to enforce the Collateral Security or Mortgage (as the case may be) upon a default occurring in respect of the Other Loan provided that the enforcement proceeds are paid to the Trustee as trustee of the Series Trust. Upon receipt of such proceeds the Trustee must, as trustee of the Series Trust:

(A)	treat as Collections in respect of that SMART Receivable the amount of such proceeds which is equal to all amounts outstanding under the relevant SMART Receivable; and

(B)	pay the excess (if any) of such proceeds to the Seller (as beneficiary of the Seller Trust) in respect of amounts outstanding under the Other Loan; or

(ii)	(If Seller is not Servicer): where the Seller is not the Servicer in relation to the Series Trust, the Servicer must enforce the Collateral Security or Mortgage (as the case may be) upon receipt of a direction to do so from the Seller (as beneficiary of the Seller Trust) which states that the relevant Other Loan is in default. Upon receipt of the enforcement proceeds in respect of the Collateral Security or Mortgage (as the case may be) the Servicer must pay to the Trustee as trustee of the Series Trust all such proceeds and the Trustee must, as trustee of the Series Trust:

(A)	treat as Collections in respect of that SMART Receivable the amount of such proceeds which is equal to all amounts outstanding under the relevant SMART Receivable; and

(B)	pay the excess (if any) of such proceeds to the Seller (as beneficiary of the Seller Trust) in respect of amounts outstanding under the Other Loan.

10.4	Trustee’s duties

Subject to Clauses 9.8(b), 9.9(b), 9.10 and 10.3, the Trustee is not required to take any action in respect of an Other Loan or the Second Layer of Collateral Securities or the balance of the Trustee’s right, title and interest in any Mortgage, First Layer of Collateral Securities, SMART Receivable Documents or Receivable Amounts referred to in Clause 10.2(b).

10.5	Upon repayment of SMART Receivable Trustee holds for Seller Trust

Subject to Clause 10.6, if a SMART Receivable forming part of the Assets of a Series Trust has been repaid in full then the Trustee will, from the date of repayment or treated repayment in full of the SMART Receivable, automatically by virtue of this Deed, and without the necessity for any further act or instrument or other thing to be done or brought into existence, hold the benefit of its right, title and interest as trustee of that Series Trust in and to:

(a)	(SMART Receivable): the SMART Receivable;

(b)	(Mortgages, etc): any Mortgages, and the First Layer of Collateral Securities, held in respect of that SMART Receivable;

(c)	(SMART Receivable Documents): any SMART Receivable Documents held in relation to that SMART Receivable; and

(d)	(Receivable Amounts): the Receivable Amounts held in relation to that SMART Receivable,

as trustee of the Seller Trust. The Trustee as trustee of the Seller Trust is deemed to irrevocably offer to immediately transfer all its right, title and interest in that SMART Receivable and such Mortgages, Collateral Securities, SMART Receivable Documents and Receivable Amounts and in any Other Loan in relation to that SMART Receivable (except where that Other Loan is also an Other Loan in relation to another SMART Receivable that is then part of the Assets of the relevant Series Trust) to the Seller. The Seller can accept such offer only by an Authorised Officer of the Seller accepting such offer orally (including by way of telephone) communicated to an Authorised Officer of the Trustee. The Trustee must execute and deliver to the Seller such instruments as the Seller reasonably requests to vest in the Seller all right, title and interest of the Trustee in such assets.

10.6	Application where two SMART Receivables

If the Mortgages, First Layer of Collateral Securities and SMART Receivable Documents referred to in Clause 10.5 apply to more than one SMART Receivable forming part of the Assets of a Series Trust, the holding of the Trustee’s interest in such as trustee of the Seller Trust occurs only upon repayment in full of all such SMART Receivables secured by such Mortgages, First Layer of Collateral Securities and SMART Receivable Documents.

10.7	Costs

The Seller must pay to, or reimburse, the Trustee immediately on demand for all costs and expenses (including, without limitation, all legal costs charged at the usual commercial rates of the relevant legal services provider and any stamp duty and registration fees) arising out of or necessarily incurred in connection with the Trustee coming to hold its right, title and interest in any SMART Receivable Rights for the Seller Trust in accordance with Clause 10.5.

10.8	Alternative structure

The Trustee must co-operate with the Seller in transferring or holding the relevant assets set out in Clause 10.5 in any reasonable way other than as set out in this Clause 10 if to do so would materially reduce the liability of the Seller to reimburse the Trustee for any of the costs and expenses set out in Clause 10.7 and provided that any proposal pursuant to this clause is permitted by law and does not result in the Trustee being exposed to the risk of personal liability unless the Trustee is satisfied, in its absolute discretion, that the Seller will be able to indemnify the Trustee in respect of such risk in accordance with Clause 9.15(a).

11.	FEES

11.1	Servicing fee

The Trustee, as trustee of a Series Trust, will pay the Servicer in relation to that Series Trust a fee to be calculated and paid in accordance with the Series Supplement in respect of the Series Trust as agreed between the Servicer and the Manager.

11.2	Goods and Services Tax

Notwithstanding any other provision of this Deed or the Master Trust Deed, if the Servicer becomes liable to remit to a Governmental Agency an amount of GST in connection with a supply by it in connection with a Series Trust under any Transaction Document in relation to the Series Trust that GST must be borne by the Servicer on its own account and the Servicer is not entitled to any reimbursement of that GST from the Trustee or the Assets of the Series Trust.

11.3	Adjustment to fees payable to Servicer

(a)	(Servicing Fee): Subject to Clause 11.3(b), the Manager and the Servicer may from time to time agree to adjust the Servicing Fee payable to the Servicer in relation to a Series Trust. Any adjustment to the Servicing Fee pursuant to this Clause 11.3 will be effective in relation to that Series Trust following notice in writing of the same by the Manager to the Trustee.

(b)	(Manager confirmation): Any adjustment to the Servicing Fee pursuant to this Clause 11.3 will be subject to the Manager issuing a Rating Notification in relation to such adjustment.

12.	SELLER AS CUSTODIAN OF THE SMART RECEIVABLE DOCUMENTS

12.1	Seller as custodian

(a)	(Appointment of Seller as custodian): The Seller must maintain a separate electronic file containing digital copies of the SMART Receivable Documents in relation to SMART Receivables that from time to time form part of the Assets of a Series Trust as custodian on behalf of the Trustee from and including the relevant Closing Date until a Document Transfer Event in relation to the Series Trust occurs. As custodian, the Seller will not be obliged to maintain any hard copy original SMART Receivable Documents and may destroy any such hard copy originals provided that it must first take, and must retain, a digital copy of any such hard copy originals.

(b)	(Seller’s power to delegate): The Seller may, for the purposes of carrying out and performing its duties and obligations as custodian of the SMART Receivable Documents forming part of the Assets of a Series Trust under Clause 12.1(a) appoint any person as the Custodial Delegate as the Seller thinks necessary or proper with those powers, authorities and discretions (not exceeding those vested in the Seller) as the Seller thinks fit, provided that the Manager has first issued a Rating Notification with respect to any outstanding Notes issued by any Series Trust established under the Master Trust Deed in relation to the appointment of the Custodial Delegate.

(c)	(Power to replace and suspend delegates): The Seller may replace or suspend any Custodial Delegate appointed under Clause 12.1(b) for any cause or reason as the Seller may in its sole discretion think sufficient with or without assigning any cause or reason.

(d)	(Seller remains liable): The Seller at all times remains liable for:

(i)	the acts or omissions of any Custodial Delegate, insofar as the acts or omissions constitute a breach by the Seller of its obligations under this Deed as custodian of the SMART Receivable Documents; and

(ii)	the payment of fees to any person appointed as a Custodial Delegate under Clause 12.1(b).

12.2	Application of the balance of this Clause 12

The remaining provisions of this Clause 12 only apply in relation to a Series Trust if and whilst the Seller remains custodian of the SMART Receivable Documents forming part of the Assets of the Series Trust.

12.3	Delivery of letter and electronic listing

(a)	(Letter explaining identification methodology): The Seller must:

(i)	no later than the expiry of the 30 days’ period from the date of acceptance of the first Letter of Offer in accordance with Clause 2.7 provide to the Trustee a letter which explains (in a manner satisfactory to the Trustee) how the electronic files containing digital copies of the SMART Receivable Documents forming part of the Assets of the Series Trusts are recorded or stored so as to enable the easy identification of those electronic files when the Trustee is at the premises of the Seller or Custodial Delegate and accessing its computer systems; and

(ii)	if there are any changes to the manner in which the electronic files containing digital copies of the SMART Receivable Documents forming part of the Assets of a Series Trust are recorded or stored as described in the letter delivered by the Seller pursuant to Clause 12.3(a)(i), as soon as reasonably practicable deliver another letter to the Trustee (copied to each Rating Agency (if any) in relation to that Series Trust) specifying the matters required under Clause 12.3(a)(i).

(b)	(Electronic listing): The Seller must no later than the expiry of the 30 day period from each Closing Date in relation to a Series Trust provide to the Trustee an electronic listing containing:

(i)	a list of all of the offices at which the electronic files containing digital copies of SMART Receivable Documents forming part of the Assets of the Series Trust may be accessed, showing the street address and telephone number of the relevant office;

(ii)	the name and address of the Obligor under each SMART Receivable;

(iii)	the account number of each SMART Receivable;

(iv)	a brief description of how to go about accessing the electronic files containing digital copies of the SMART Receivable Documents (including without limitation, a brief description of how to obtain any relevant passwords or other information needed to access the relevant electronic files); and

(v)	such other information in respect of the Mortgages forming part of the Assets of the Series Trust as is agreed between the Seller and the Trustee.

12.4	Updates of electronic listing

The Seller must provide to the Trustee in relation to a Series Trust on the Business Day prior to each Distribution Date in respect of that Series Trust an update of the information previously provided in accordance with Clause 12.3 and this Clause 12.4, to reflect:

(a)	(Amendments during previous period): any amendments to that information that occurred in the previous calendar month; and

(b)	(New information): in respect of information provided pursuant to Clause 12.3(a) only, any amendments to that information which to the Seller’s knowledge will occur in the calendar month that has just commenced.

12.5	Seller’s covenants as custodian

The Seller covenants with the Trustee that it or the Custodial Delegate will in relation to a Series Trust:

(a)	(Hold documents in accordance with its normal practice): maintain the electronic files containing digital copies of SMART Receivable Documents forming part of the Assets of the Series Trust in accordance with its or the Custodial Delegate’s (as the case may be) standard safekeeping practices and in the same manner and to the same extent as it holds its own documents;

(b)	(Record documents):

(i)	in relation to any SMART Receivable Documents in the possession of the Seller, mark or segregate the electronic files containing digital copies of the SMART Receivable Documents in respect of the SMART Receivables comprising Assets of the Series Trust in a manner to enable the easy identification of them by the Trustee (when the Trustee is at the premises at which the electronic files containing digital copies of the SMART Receivable Documents may be accessed and in possession of the letter delivered to it pursuant to Clause 12.3); and

(ii)	in relation to any SMART Receivable Documents held by the Custodial Delegate, record or store the electronic files containing digital copies of the SMART Receivable Documents in respect of the SMART Receivables comprising Assets of the Series Trust in a manner to enable the easy identification of them when the Trustee is at the premises at which the electronic files containing digital copies of the SMART Receivable Documents may be accessed and in possession of the letter delivered to it pursuant to Clause 12.3 and a Power of Attorney; and

(c)	(Deficiencies in Document Custody Audit Report): cure any exceptions or deficiencies noted by the Auditor of the Series Trust in a Document Custody Audit Report in relation to the Series Trust.

12.6	Indemnity in respect of incorrect information in electronic listing

If the Seller:

(a)	(Fails to supply information): fails to supply adequate information; or

(b)	(Supplies incorrect information): supplies inaccurate or incomplete information,

on the electronic listing provided in relation to a Series Trust pursuant to Clauses 12.3 or 12.4 and as a result the Trustee is unable (when entitled to do so under this Deed) to lodge and register Transfers in respect of a Mortgage or any asset the subject of the Retained Title Rights in respect of the SMART Receivables upon the occurrence of a Document Transfer Event or a Perfection of Title Event in relation to the Series Trust, then the Seller (as custodian) indemnifies the Trustee (whether for its own account or for the account of the Investors of the Series Trust) for all actions, loss, damage, costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), charges and expenses suffered in respect of the Series Trust as a result.

12.7	Document Custody Audit Report

The Manager (or the Trustee if the Manager fails to do so) must retain the Auditor of a Series Trust to conduct periodic reviews (at the times determined in accordance with Clause 12.10) in respect of the Seller’s or the Custodial Delegate’s role as custodian of the SMART Receivable Documents forming part of the Assets of the Series Trust. The Auditor must review:

(a)	(Custodian procedures): the custodian procedures adopted by the Seller and the Custodial Delegate (as applicable); and

(b)	(Accuracy of information): the accuracy of information in respect of the SMART Receivables forming part of the Assets of the Series Trust contained on:

(i)	the Security Register; and

(ii)	the electronic listing provided to the Trustee pursuant to Clauses 12.3(b) and 12.4.

12.8	Details of Document Custody Audit Report

(a)	(Custody procedures): In respect of the review referred to in Clause 12.7(a), the Manager must instruct the Auditor of the Series Trust that its review should consist of reporting on whether in respect of the SMART Receivable Documents forming part of the Assets of the Series Trust:

(i)	except to the extent to which those SMART Receivable Documents are held by the Custodial Delegate, those SMART Receivable Documents are capable of identification and are distinguishable from the other assets of the Seller; and

(ii)	controls exist such that those SMART Receivable Documents may not be removed or tampered with except with appropriate authorisation; and

(iii)	an appropriate tracking system is in place such that the location of those SMART Receivable Documents can be detected at any time.

(b)	(Review of electronic files): In respect of the review referred to in Clause 12.7(b)(i), the Manager must instruct the Auditor of the Series Trust to review a sample of the electronic files of the SMART Receivables forming part of the Assets of the Series Trust to determine whether they contain digital copies of each of the following:

(i)	the Receivable Agreement in respect of the SMART Receivable;

(ii)	the Mortgage in respect of the SMART Receivable (if any);

(iii)	the indicia of title (if any) in respect of the asset the subject of any Retained Title Rights; and

(iv)	the documentation in respect of the First Layer of Collateral Securities in respect of the SMART Receivable (other than any Insurance Policy relating to the SMART Receivable).

(c)	(Auditor to determine explanation): If the electronic files referred to in Clause 12.8(b) do not contain digital copies of all of the documents listed in Clauses 12.8(b)(i) to (iv) the Auditor must determine if there is an adequate explanation regarding the documents not evidenced by the electronic files or whether the electronic files or the Seller’s records or the records of the Custodial Delegate indicate the location of any other electronic files in which copies of those missing documents may exist.

(d)	(Accuracy of information): The Manager must instruct the Auditor to confirm (after having conducted the reviews referred to in Clauses 12.8(a) and (b)) the accuracy of the information in respect of the above contained in both the Security Register and the electronic listing provided to the Trustee pursuant to Clauses 12.3(b) and 12.4 in relation to the Series Trust.

12.9	Document Custody Audit Report

The Manager must instruct the Auditor of a Series Trust to provide a Document Custody Audit Report in relation to the Series Trust to the Trustee in which the Auditor, based on its reviews referred to in Clause 12.8, specifies a grade of the overall custodial performance by the Seller in relation to the Series Trust, based on the following grading system in respect of SMART Receivable Documents forming part of the Assets of the Series Trust:

(a) Good	All control procedures and accuracy of information in respect of SMART Receivables testing completed without exception.

(b) Satisfactory	Minor exceptions noted.

(c) Improvement required	Base internal controls are in place but a number of issues were identified that need to be resolved for controls to be considered adequate; and/or

Testing of the information in respect of SMART Receivables identified a number of minor exceptions which are the result of non-compliance with the control system.

(d) Adverse	Major deficiencies in internal controls were identified. Cannot rely on the integrity of the information in respect of SMART Receivables on the Security Register and the electronic information provided pursuant to Clauses 12.3(b) and 12.4.

12.10	Timing of Document Custody Audit Reports

The Manager (or the Trustee if the Manager fails to do so) must instruct the Auditor of a Series Trust to prepare a Document Custody Audit Report in relation to a Series Trust by 30 June 2007 and on 31 May of each year thereafter (or such other period as may be agreed by the Manager, the Trustee and each Rating Agency (if any) in relation to the Series Trust). The Manager (or the Trustee if the Manager fails to do so) must require the Auditor to deliver a yearly Document Custody Audit Report in relation to the Series Trust to the Trustee, with a copy to the Manager and the Seller.

12.11	Adverse Document Custody Audit Report

If the Auditor issues an Adverse Document Custody Audit Report in relation to a Series Trust to the Trustee, the Trustee must notify the Manager and instruct the Auditor of the Series Trust to conduct a further Document Custody Audit Report in relation to the Series Trust no sooner than one month but no later than two months after the date of receipt by the Trustee of the Adverse Document Custody Audit Report. The Manager must instruct the Auditor to deliver the further Document Custody Audit Report in relation to the Series Trust to the Trustee, with a copy to the Manager and the Seller.

12.12	Document Transfer Event

If a further Document Custody Audit Report in relation to a Series Trust pursuant to Clause 12.11 is an Adverse Document Custody Audit Report a Document Transfer Event in relation to the Series Trust occurs. The Trustee must immediately upon becoming actually aware of such a Document Transfer Event deliver a notice to the Seller notifying it of the occurrence of the Document Transfer Event. Upon receipt of such notice the Seller must transfer copies, or arrange for the transfer of copies, of all digital copies of the SMART Receivable Documents forming part of the Assets of the Series Trust held by it or the Custodial Delegate to the Trustee. Subject to Clause 12.13, this requirement will be treated as being satisfied if:

(a)	(90% delivered): within 14 days of the above notice being received, digital copies of all SMART Receivable Documents in relation to at least 90% (by number) of the SMART Receivables assigned to the Trustee in respect of the Series Trust are delivered to the Trustee; and

(b)	(Remaining delivered within 28 days): digital copies of any remaining SMART Receivable Documents are delivered to the Trustee within 28 days of the above notice being received.

12.13	Failure to comply with Clause 12.12

If the Seller does not comply with the requirements of Clause 12.12 in relation to a Series Trust within the time limits specified in Clause 12.12, the Trustee must to the extent to which it has information available to it at the time:

(a)	(Power of Attorney): if applicable, exercise its powers under the Power of Attorney to direct the Custodial Delegate to transfer digital copies of all SMART Receivable Documents in its possession to the Trustee; and

(b)	(Bring Proceedings for possession): initiate legal proceedings to take digital copies of the SMART Receivable Documents that have not been delivered,

and to the extent that the Trustee cannot do so, as a result of not having information available to it to do so, the indemnity in Clause 12.18 applies.

12.14	Legal Proceedings discontinued

The Trustee must discontinue any legal proceedings initiated in accordance with Clause 12.13 in relation to a Series Trust if digital copies of the relevant SMART Receivable Documents in question are delivered to the Trustee.

12.15	Emergency document transfer

If:

(a)	(A Perfection of Title Event occurs): a Perfection of Title Event in relation to a Series Trust (other than the Servicer Default referred to in Clause 4.1(e) where the Seller is the Servicer) is declared by the Trustee in accordance with Clause 8.2 and the Trustee notifies the Seller of that fact (which the Trustee must do immediately upon declaring any such Perfection of Title Event); or

(b)	(Servicer Default): the Seller is the Servicer and for the purposes of this Clause only and not for any other purpose under this Deed:

(i)	the Trustee considers in good faith that the conditions of Clause 4.1(e) have been satisfied in relation to the Series Trust; and

(ii)	the Trustee serves a notice on the Seller identifying the reasons why the Trustee considers that those conditions have been satisfied and why, in the Trustee’s reasonable opinion, an Adverse Effect in relation to the Series Trust has or may occur as a result, then the Seller must immediately upon its receipt of a notice under Clauses 12.15(a) or (b) transfer digital copies, or arrange the transfer of digital copies, of all SMART Receivable Documents forming part of the Assets of the Series Trust, in its or the Custodial Delegate’s possession, to the Trustee. The Trustee may, in such circumstances:

(c)	(Enter Seller’s premises): enter into the premises of the Seller at which the electronic files containing digital copies of the SMART Receivable Documents may be accessed and take away from such premises digital copies of the SMART Receivable Documents;

(d)	(Power of Attorney): if applicable, exercise its powers under the Power of Attorney to direct the Custodial Delegate to transfer digital copies of all SMART Receivable Documents in its possession to the Trustee; and

(e)	(Commence Proceedings): commence legal proceedings to obtain digital copies of the SMART Receivable Documents.

12.16	Seller cannot question notice

The Seller acknowledges that it cannot question the contents of a notice in relation to a Series Trust provided by the Trustee under Clause 12.15(b) insofar as the requirement for the immediate delivery of digital copies of the SMART Receivable Documents forming part of the Assets of the Series Trust to the Trustee under Clause 12.15 is concerned.

12.17	Exceptions to emergency transfer

The obligations of the Seller to transfer custody of the SMART Receivable Documents forming part of the Assets of a Series Trust to the Trustee pursuant to Clauses 12.12 or 12.15 do not extend to such documents which the Seller states to the Trustee have been lost. The Seller must provide a list of any such documents which have been lost to the Trustee (and a statutory declaration completed) within 14 days of the Seller receiving the notice referred to in Clause 12.12 or 12.15, as applicable. In respect of SMART Receivable Documents that are lost, the Seller must take all reasonable steps satisfactory to the Trustee to promptly replace such SMART Receivable Documents.

12.18	Indemnity by Seller

The Seller indemnifies the Trustee against all loss, costs, damages, charges and expenses incurred in respect of a Series Trust by the Trustee:

(a)	(Seller breach): as a result of a breach by the Seller of Clause 12.12 in relation to the Series Trust; or

(b)	(Legal proceedings): in connection with the Trustee taking the action referred to in Clause 12.13 or the legal proceedings referred to in Clause 12.15(e) in relation to the Series Trust,

including all registration fees, stamp duty, legal costs charged at the usual commercial rates of the relevant legal services provider and the cost of preparing and transmitting all necessary documentation or electronic files.

12.19	Trustee to co-operate with Servicer

If the Trustee holds, in digital or material form, any Mortgage Document forming part of the Assets of a Series Trust of which the Servicer does not have a copy, the Trustee must (subject to its receipt of a satisfactory undertaking) release, or provide copies of, to the Servicer from time to time such SMART Receivable Documents as are reasonably required by the Servicer to perform its obligations as Servicer in relation to the Series Trust under this Deed.

12.20	Specific performance

If the Seller breaches it obligations under Clauses 12.12 to 12.15 (inclusive) in relation to a Series Trust, it is agreed that damages alone will not be an adequate remedy for such a breach and that the Trustee is entitled to sue the Seller for specific performance of its obligations under Clauses 12.12 to 12.15 (inclusive) in relation to the Series Trust.

12.21	Trustee’s duty while holding SMART Receivable Documents

While the Trustee holds, in digital or material form, any SMART Receivable Documents forming part of the Assets of a Series Trust, it must hold them in accordance with its standard safekeeping practices and in the same manner and to the same extent as it holds equivalent SMART Receivable Documents as trustee.

12.22	Reappointment of Seller as custodian

If following a Document Transfer Event in relation to a Series Trust:

(a)	(Seller as custodian): the Trustee is satisfied, notwithstanding the occurrence of the Document Transfer Event, that the Seller or the Custodial Delegate is an appropriate person to act as custodian of the SMART Receivable Documents forming part of the Assets of the Series Trust; and

(b)	(Manager confirmation): the Manager has issued a Rating Notification in relation to the appointment of the Seller (whether through the Custodial Delegate or not) to act as custodian of the SMART Receivable Documents, then the Trustee may by agreement with the Seller appoint the Seller to act as custodian of the SMART Receivable Documents upon such terms as are agreed between the Trustee and the Seller and approved by the Manager. Clause 12 will apply following the appointment of the Seller as custodian of the SMART Receivable Documents under this Clause 12.22 as if the Seller had been appointed as custodian of the SMART Receivable Documents under Clause 12.1.

13.	TRUSTEE’S LIMITATION OF LIABILITY

13.1	Limitation on Trustee’s liability

The Trustee enters into this Deed only in its capacity as trustee of each Series Trust and in no other capacity. A liability incurred by the Trustee acting in its capacity as trustee of a Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of that Series Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this Deed (other than Clause 13.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

13.2	Claims against Trustee

The parties other than the Trustee may not sue the Trustee in respect of liabilities incurred by the Trustee, acting in its capacity as trustee of a Series Trust, in any capacity other than as trustee of that Series Trust, including seeking the appointment of a receiver (except in relation to the Assets of that Series Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of that Series Trust).

13.3	Breach

The provisions of this Clause 13 will not apply to any obligation or liability of the Trustee acting in its capacity as trustee of a Series Trust to the extent that it is not satisfied because under the Master Trust Deed, this Deed or any other Transaction Document in relation to that Series Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of that Series Trust as a result of the Trustee’s fraud, negligence or wilful default.

13.4	Acts or omissions

It is acknowledged that the Manager is responsible under the other Transaction Documents in relation to the Series Trusts and this Deed for performing a variety of obligations relating to the Series Trusts. No act or omission of the Trustee acting in its capacity as trustee of a Series Trust (including any related failure to satisfy its obligations or any breach of any representation or warranty under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of Clause 13.3 to the extent to which the act or omission was caused or contributed to by any failure by the Manager or any other person appointed by the Trustee under any Transaction Document in relation to that Series Trust (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document in relation to that Series Trust) to fulfil its obligations relating to that Series Trust or by any other act or omission of the Manager or any other such person.

13.5	No obligation

The Trustee is not obliged to do or refrain from doing anything under this Deed or enter into any further commitment or obligation under this Deed or any Transaction Document (including incur any further liability) unless the Trustee’s liability is limited in a manner which is consistent with this Clause 13 or otherwise in a manner satisfactory to the Trustee in its absolute discretion.

13.6	Seller Trust

Notwithstanding Clause 13.1, the Trustee also enters into this Deed in its capacity as trustee of the Seller Trust. Clauses 13.1 to 13.5 (inclusive) do not apply to the extent, and only to the extent, that the Trustee enters into this Deed in its capacity as trustee of the Seller Trust and has liabilities in relation to the Seller Trust. The Trustee’s liability in relation to the Seller Trust is limited as set out in Clause 9.16. Nothing in this Clause 13.6 shall be construed as imposing on the Trustee any greater liability under this Deed than as is set out in Clauses 13.1 to 13.5 (inclusive) and Clause 9.16.

13.7	No authority to act

No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document in relation to a Series Trust has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Trustee for the purposes of Clause 13.3.

14.	NOTICES

14.1	Method of Delivery

Subject to Clause 14.4, any notice, request, certificate, approval, demand, consent, recommendation or other communication to be given under this Deed must:

(a)	(In writing and signed by Authorised Officer): be in writing and signed by an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the party giving the same to the addressee’s specified email address.

14.2	Addresses for notices

The address, facsimile number and specified email address of a party are the address, facsimile number and specified email address notified by that party to the other parties from time to time.

14.3	Deemed receipt

A notice, request, certificate, demand, consent, recommendation or other communication under this Deed is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt at the relevant office;

(b)	(Post): where sent by post, on the third (seventh if outside Australia) day after posting;

(c)	(Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date that the email is received.

However, if the time of deemed receipt of any notice is not before 5.00 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next following Business Day.

14.4	Email

A notice, request, certificate, demand, consent, recommendation or other communication to be given under this Deed may only be given by email where the recipient has agreed that that communication or communications of that type, may be given by email.

15.	MISCELLANEOUS

15.1	Governing law

This Deed is governed by and construed in accordance with the laws of the Australian Capital Territory.

15.2	Jurisdiction

(a)	(Submission to jurisdiction): Each party irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the Australian Capital Territory with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

(b)	(Waiver of inconvenient forum): Each party irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

15.3	Assignment by the Servicer

The Servicer may assign any of its rights or transfer by novation any of its rights and obligations under this Deed and the Transaction Documents to:

(a)	(Related Body Corporate): a Related Body Corporate of Macquarie Bank Limited; or

(b)	(Other person): any other person in respect of which the Manager issues a Rating Notification (extending to all Series Trusts then existing) relating to the proposed assignment or transfer.

15.4	Assignment by Trustee and Manager

Each of the Trustee and the Manager may assign and transfer its rights under this Deed to a Substitute Trustee or Substitute Manager, as the case may be, of the Series Trusts in accordance with the Master Trust Deed. The Seller and the Servicer must upon request by the Trustee or the Manager execute such documents as the Trustee or the Manager reasonably requires to transfer to a Substitute Trustee or Substitute Manager, as the case may be, of the Series Trusts, the rights and obligations of the Trustee or the Manager under this Deed upon it ceasing to be the manager or trustee of the Series Trust, as the case may be.

15.5	Privacy Act

The Seller must, where reasonably practicable, make all disclosures that a party to a Transaction Document in relation to a Series Trust would be required to make under the Privacy Act in relation to any Personal Information provided by the Seller to that party in accordance with the Transaction Documents.

15.6	Severability of provisions

In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

15.7	Counterparts

This Deed may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

15.8	Certifications

Any document or thing required to be certified by a party to the Deed will be certified by an Authorised Officer of that party.

15.9	Payments

All payments hereunder to any party to this Deed will be made to such account as the party to which such payment is to be made may specify in writing to the party making such payment.

15.10	Waiver

No waiver by any party of any provision of or right of such party under this Deed will be effective unless it is in writing signed by an Authorised Officer of such party and such waiver will be effective only in the specific instance and for the specific purpose for which it was given. No failure or delay by any party to exercise any right under this Deed or to insist on strict compliance by any other party to this Deed with any obligation under this Deed, and no custom or practice of the parties at variance with the terms of this Deed, will constitute a waiver of such party’s right to demand exact compliance with this Deed.

15.11	Entire understanding

Except as specifically stated otherwise in this Deed, this Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Deed. This Deed may not be modified, amended, waived or supplemented or assigned except as expressly provided in this Deed.

15.12	Survival of indemnities

The indemnities contained in this Deed are continuing obligations of the party giving such indemnity, separate and independent from the other obligations of such party and will survive the termination of this Deed.

15.13	Successors and assigns

This Deed will be binding upon and inure to the benefit of the parties to this Deed and their respective successors and assigns.

15.14	Moratorium legislation

To the fullest extent permitted by law, the provisions of all existing or future laws which operate or may operate directly or indirectly to lessen or otherwise vary the obligations of any party under this Deed or to delay, curtail or otherwise prevent or prejudicially affect the exercise by any party of any of its rights, remedies or powers under this Deed are expressly negatived and excluded.

15.15	No liability

The parties acknowledge and agree that in respect of any Series Trust:

(a)	(No other obligations): the Custodian’s and the Servicer’s obligations as custodian and servicer, respectively, of that Series Trust are limited to those set out in the Transaction Documents in relation to that Series Trust;

(b)	(Pool Performance): without limiting the respective liabilities of each of the Custodian and the Servicer with respect to any breach of their respective obligations under the Transaction Documents in respect of that Series Trust, neither the Custodian nor the Servicer has any liability to the Trustee with respect to a failure by an Obligor (as defined in the Series Supplement in respect of that Series Trust) or any other person, to perform its obligations under any SMART Receivable Documents (as defined in the Series Supplement in respect of that Series Trust);

(c)	(Remittance of Collections): each of the Custodian and the Servicer is only obliged to remit any Collections (as defined in the Series Supplement in respect of that Series Trust) in respect of the SMART Receivable Rights (as defined in the Series Supplement in respect of that Series Trust) (not being amounts payable by either of the Custodian or the Servicer from their own funds or amounts payable in respect of breaches by either of the Custodian or the Servicer of their respective obligations under the Transaction Documents for that Series Trust) to the Trustee to the extent that these Collections have been received by the Custodian and the Servicer, respectively.

16.	TRANSFER OF ASSETS FROM DISPOSING TRUST TO ACQUIRING TRUST

16.1	Transfer Proposal

The Manager may, not less than five Business Days (or such other period agreed by the Trustee) prior to the Assignment Date in relation to a Transfer Proposal, issue a Transfer Proposal to the Trustee in relation to the Assigned Assets specified in that Transfer Proposal. A Transfer Proposal:

(a)	(All or Some Assets of Disposing Trust): may relate to all or some of the Assets held by the Trustee as trustee of the Disposing Trust specified in that Transfer Proposal; and

(b)	(Timing): must not be issued:

(i)	until at least one Business Day after the Acquiring Trust in relation to that Transfer Proposal has been constituted; and

(ii)	after the earlier of:

(A)	the Termination Event Date in respect of the Acquiring Trust; or

(B)	if the Series Supplement for the Acquiring Trust in relation to that Transfer Proposal states that there will be a substitution period for that Acquiring Trust, the last Business Day of that substitution period; and

(c)	(Offer): constitutes an offer which may only be accepted by, and only by, the Trustee paying, or directing the payment on its behalf of, the Transfer Amount (which may occur by ledger entry in the Trustee’s books) on the Assignment Date.

16.2	Variation or Revocation of Transfer Proposal

The Manager may amend or revoke a previously issued Transfer Proposal (including any Transfer Proposal previously amended pursuant to this Clause 16.2) by notice in writing to the Trustee prior to or (with the agreement of the Trustee) on the Assignment Date in relation to that Transfer Proposal.

16.3	Transfer of Assigned Assets

If the Trustee has received:

(a)	(Transfer Proposal): a Transfer Proposal in accordance with Clause 16.1;

(b)	(Transfer Amount): on the Assignment Date in relation to that Transfer Proposal for the account of the Trustee as trustee of the Disposing Trust in relation to that Transfer Proposal, an amount equal to the Transfer Amount in relation to that Transfer Proposal (which may occur by ledger entry in the Trustee’s books); and

(c)	(Direction from Manager): a written direction from the Manager on the Assignment Date in relation to that Transfer Proposal to accept that Transfer Proposal,

then, subject to the other requirements (if any) of this Deed, the Series Supplement for the Disposing Trust in relation to that Transfer Proposal and the Series Supplement for the Acquiring Trust in relation to that Transfer Proposal being satisfied in relation to matters which must be done on or prior to that Assignment Date relating to the Assigned Assets in relation to that Transfer Proposal, the Trustee will, with effect from the commencement of business on the Cut-Off Date specified in that Transfer Proposal, without any further act or thing, and without any instrument being brought into existence, hold the benefit of those Assigned Assets as trustee of the Acquiring Trust, subject to the terms of this Deed and the Series Supplement relating to the Acquiring Trust. As soon as practicable thereafter following the receipt of a direction from the Manager, the Trustee shall record in the Register in accordance with clause 9 of the Master Trust Deed that the Assigned Assets specified in that Transfer Proposal are held by the Trustee as trustee of the Acquiring Trust.

16.4	Warranties, undertakings and representations

All warranties, undertakings and representations contained in a Transfer Proposal will be given to the Trustee in its capacity as both trustee of the Disposing Trust and trustee of the Acquiring Trust and will not merge on the Assigned Assets being held by the Acquiring Trustee so that such liability shall subsist on and after the Assignment Date in relation to that Transfer Proposal.

16.5	Further Assurance

Each of the Seller and the Trustee agrees (at the cost of the Acquiring Trust in relation to a Transfer Proposal) at any time to execute such documentation and to do all such acts, matters and things as the Manager reasonably requires to perfect or improve the transfer of the Assigned Assets in relation to that Transfer Proposal from the Trustee as trustee of the Disposing Trust to the Trustee as trustee for that Acquiring Trust.

16.6	Notice to Rating Agencies

The Manager must, prior to or at the same time as the Manager issues a Transfer Proposal to the Trustee, provide each Rating Agency in relation to the Acquiring Trust, with a copy of that Transfer Proposal if that Transfer Proposal contains a disclosure to the Trustee of non-compliance with respect to the Eligibility Criteria of that Acquiring Trust.

16.7	Post Transfer Adjustments

The Manager must direct the Trustee, and the Trustee must upon such a direction, on and after an Assignment Date in relation to a Transfer Proposal, debit or credit the Disposing Trust in relation to that Transfer Proposal or the Acquiring Trust in relation to that Transfer Proposal with such amounts as are necessary to ensure that the Disposing Trust has the benefit of any receipts (other than receipts in the nature of principal), and bears the cost of any outgoings, in respect of the Assigned Assets relating to the period up to (but not including) that Assignment Date and the Acquiring Trust has the benefit of such receipts, and bears such costs, relating to the period from (and including) that Assignment Date.

16.8	Adjustment Advance

If the Manager specifies in a Transfer Proposal that there will be an Adjustment Advance in relation to Assigned Assets, the Trustee as trustee of the Acquiring Trust shall pay to the Trustee as trustee of the Disposing Trust (which may occur by ledger entry in the Trustee’s books) an amount equal to that Adjustment Advance on the corresponding Assignment Date as an interest free loan from the Acquiring Trust to the Disposing Trust. The Trustee as trustee of the Disposing Trust shall repay to the Trustee as trustee of the Acquiring Trust the Adjustment Advance in accordance with the terms of this Deed, and for these purposes shall:

(a)	(Crediting Acquiring Trust): credit to the Acquiring Trust amounts that would otherwise have been credited to the Disposing Trust pursuant to Clause 16.7 in respect of that transfer of Assigned Assets; and/or

(b)	(Debiting Disposing Trust): debit to the Disposing Trust amounts that would otherwise have been debited to the Acquiring Trust pursuant to Clause 16.7 in respect of that transfer of Assigned Assets, until the aggregate of such debits and credits equals the Adjustment Advance.

16.9	Seller Trusts

If:

(a)	(Assigned Assets Transferred): any Assigned Assets are transferred from a Disposing Trust to an Acquiring Trust in accordance with this Clause 16; and

(b)	(Other Trust Exists for Disposing Trust): an Other Trust exists in relation to the Disposing Trust (such Other Trust being the Disposing Other Trust),

then, automatically by virtue of this Deed, and without the necessity for any further act or instrument or other thing to be done or brought into existence:

(c)	(Other Trust Exists for Acquiring Trust): if an Other Trust exists in relation to the Acquiring Trust and such Other Trust has the same beneficial ownership as that of the Disposing Other Trust, the Trustee will hold the benefit of its right, title and interest in any Assets of the Disposing Other Trust in relation to the Assigned Assets as trustee of the Other Trust in relation to the Acquiring Trust; or

(d)	(No Other Trust): if no Other Trust exists in relation to the Acquiring Trust or such Other Trust does not have the same beneficial ownership as that of the Disposing Other Trust, the Trustee will extinguish in favour of the Nominated Seller for the relevant Disposing Trust in relation to the Assigned Assets its right, title and interest in any Assets of the Disposing Other Trust in relation to the Assigned Assets.

The consent or approval of the relevant Nominated Seller is not required in respect of such a transfer or extinguishment.

16.10	Transfer of Assigned Assets into a Series Trust

This Clause 16 applies to a Series Trust in relation to Transfer Proposals in respect of which the Series Trust is the Acquiring Trust. The Trustee will, if so directed by the Manager in writing, pay or cause payment of the aggregate of the Transfer Amount and the Adjustment Advance (if any) in relation to a Transfer Proposal in respect of which the Series Trust is the Acquiring Trust in accordance with Clause 16.3 and (if relevant) 16.8 (respectively) of this Deed.

16.11	Perfection of Title Powers and Assigned Assets

If a Transfer Proposal in relation to which a Series Trust is the Acquiring Trust is the first Letter of Offer in relation to that Series Trust, the Seller must provide to the Seller’s nominated legal counsel (with a copy to the Trustee) at least three Business Days before the Assignment Date specified in that Transfer Proposal, the powers of attorney in accordance with Clause 2.15.

SCHEDULE 1

FORM OF LETTER OF OFFER

To:	Perpetual Trustee Company Limited ABN 42 000 001 007 (the Trustee)
Level 12, Angel Place
123 Pitt Street
Sydney NSW 2000

Attention: Manager, Securitisation Services

Copy to:	Macquarie Securities Management Pty Limited ABN 26 003 435 443 (the Manager)
Level 1
1 Martin Place
Sydney NSW 4000

Attention: Manager, Securitisation

Dear Sirs

SMART ABS Series 20[●]-[●]US Trust

Letter of Offer

We refer to the Master Sale and Servicing Deed (the Deed) dated 27 February 2007 between the Trustee, the Manager and Macquarie Leasing Pty Limited ABN 38 002 674 982 (as amended from time to time). Terms defined in the Series Supplement have the same meaning in this Letter of Offer.

This is a Letter of Offer in relation to the Series Trust pursuant to Clause 2.2 of the Deed. The Seller hereby offers to assign to the Trustee free of set-off (to the extent permitted by law) and with effect from the commencement of business on [●] (the Cut-Off Date) the Seller’s entire right, title and interest in, to or under the following:

(a)	each SMART Receivable identified in the schedule accompanying this Letter of Offer;

(b)	all Retained Title Rights in relation to the above SMART Receivables;

(c)	all Other Loans from time to time in relation to the above SMART Receivables;

(d)	all Mortgages in existence from time to time in relation to the above SMART Receivables;

(e)	all Collateral Securities in existence from time to time in relation to the above SMART Receivables;

(f)	all Receivable Amounts in existence from time to time in relation to the above SMART Receivables; and

(g)	all SMART Receivable Documents in existence from time to time in relation to the above SMART Receivables,

(but excluding the Accrued Interest Adjustment in respect of each SMART Receivable identified in the schedule accompanying this Letter of Offer).

This offer may be accepted by the Trustee only by paying, or directing the payment of, on its behalf, the Purchase Price to the Seller on [●] (the Closing Date).

Both the Cut-Off Date and the Closing Date may be altered by the Manager giving notice to the Trustee and the Seller, no later than four Business Days before the then Closing Date, of the new date that is to be the Cut-Off Date or the Closing Date (as the case may be). From the close of business on the Business Day which is four Business Days before the then Closing Date neither the Cut-Off Date or the Closing Date may be amended.

For and on behalf of

Macquarie Leasing Pty Limited

Authorised Officer

Date:

SCHEDULE 2

TRANSFER PROPOSAL

To:	Perpetual Trustee Company Limited ABN 42 000 001 007 (the Trustee).

From:	Macquarie Securities Management Pty Limited ABN 26 003 435 443 (the Manager).

This Transfer Proposal is issued pursuant to Clause 16.1 of the Master Sale and Servicing Deed dated 27 February 2007 (as amended from time to time) (the Master Sale and Servicing Deed) between, among others, the Manager and the Trustee.

Disposing Trust:

Acquiring Trust:

Cut-Off Date:

Assignment Date:

Assigned SMART Receivables: [*The Assigned SMART Receivables do not include the Accrued Interest (as defined in the Series Supplement for the Acquiring Trust) in respect of each Assigned SMART Receivable).] [Choose if relevant]

Transfer Amount:

Adjustment Advance: [*Nil]/[$ ] [Choose relevant requirement]

The Manager hereby certifies in respect of the Assigned SMART Receivables referred to above that, to the best of its knowledge and belief:

(a)	as at the date of this Transfer Proposal, no Event of Default has occurred in respect of the Disposing Trust or the Acquiring Trust;

(b)	upon acceptance of this Transfer Proposal in accordance with the Master Sale and Servicing Deed and the Series Supplement (as defined in the Master Sale and Servicing Deed) in relation to the Acquiring Trust, the Trustee as trustee of the Acquiring Trust will obtain the benefit of all Assigned Assets in relation to the Assigned SMART Receivables with effect from the commencement of business on the Cut-Off Date; and

(c)	based on a certificate provided by the Nominated Servicer of the Assigned Assets to the Manager and the Trustee (a copy of which is annexed to this Transfer Proposal and marked with the letter “A”), the Assigned SMART Receivables will meet the Eligibility Criteria of the Acquiring Trust as at the Cut-Off Date.

Nothing contained in this Transfer Proposal shall be construed as requiring the Manager to make any inquiry or investigation of the matters referred to in this Transfer Proposal.

Each expression used in this Transfer Proposal that is not defined herein has the same meaning as in the Series Supplement relating to the Disposing Trust (including words and expressions which are incorporated by reference in that Series Supplement).

Dated:

For and on behalf of Macquarie Securities Management Pty Limited

Authorised Signatory	Authorised Signatory

Schedule

[Insert details if applicable].

SCHEDULE 3

FORM OF POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [●]

BY:

(1)	MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982 of Level 1, 1 Martin Place, Sydney, NSW 2000 (the Seller)

IN FAVOUR OF:

(2)	PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 of Level 12, Angel Place, 123 Pitt Street, Sydney, NSW 2000 (the Trustee).

BACKGROUND:

(A)	The Trustee is the trustee, and the Manager is the manager, of the Series Trust constituted pursuant to the Master Trust Deed and the Series Supplement (as those terms are defined below).

(B)	Under the Series Supplement, the delivery to the Trustee of this Deed is a condition of the Seller issuing an offer to assign SMART Receivables to the Trustee.

Operative Provisions

1.	INTERPRETATION

1.1	Definitions

In this Deed, unless the contrary intention appears:

Attorney means any attorney appointed by or pursuant to Clause 2 and any person who derives a right directly or indirectly from an Attorney.

Manager means Macquarie Securities Management Pty Limited ABN 26 003 435 443.

Master Sale and Servicing Deed means the Master Sale and Servicing Deed dated 27 February 2007 between the Seller, the Trustee as trustee of the Series Trusts and the Manager, as amended from time to time.

Master Trust Deed means the Master Trust Deed dated 11 March 2002 as amended from time to time between Permanent Custodians Limited ACN 001 426 384 and the Manager.

Series Supplement means the Series Supplement dated [                    ] between Macquarie Leasing Pty Limited (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542, the Manager and the Trustee, as amended from time to time.

Transfer in relation to a Mortgage or Retained Title Rights means a transfer which, upon registration, is effective to transfer the legal title to the Mortgage or the asset or assets the subject of the Retained Title Rights (as the case may be) to the Trustee as trustee of the Series Trust.

1.2	Interpretation

In this Deed unless the contrary intention appears, the provisions of clause [1.2] of the [Series Supplement] apply mutatis mutandis to this Deed as if set out in this Deed in full.

1.3	Master Sale and Servicing Deed

Unless expressly defined in this Deed or a contrary intention appears, words and expressions used in this Deed have the same meaning as in the Master Sale and Servicing Deed.

2.	APPOINTMENT AND POWERS

2.1	Appointment

With effect from the assignment to the Trustee of any SMART Receivables in accordance with the terms of the Master Sale and Servicing Deed, the Seller appoints the Trustee and any Authorised Officer from time to time of the Trustee, jointly and severally as its attorney with the right, subject to Clause 2.2, to do in the name of the Seller and on its behalf everything necessary or expedient to:

(a)	(Transfers): in relation to all Transfers:

(i)	execute, deliver, lodge and register any Transfer with any office of any relevant Australian jurisdiction;

(ii)	execute, deliver, lodge and register with any office of any relevant Australian jurisdiction any other documents which are referred to in any Transfer or which are ancillary or related to them or contemplated by them;

(iii)	execute, deliver, lodge and register with any office of any relevant Australian jurisdiction any document or perform any act, matter or thing at its absolute discretion in any way relating to the Seller’s involvement in the transactions contemplated by any Transfer; and

(iv)	give effect to the transactions contemplated by any Transfer, including, but not limited to, completing blanks and making amendments, alterations or additions it considers necessary or desirable;

(b)	(Other acts): deal with the SMART Receivables as if the Attorney was the Seller, including:

(i)	to give any notice to an Obligor of the Trustee’s interest in the SMART Receivables and the Collateral Securities;

(ii)	to demand, collect and receive from any person any moneys payable, owing or due to the Seller under or in relation to the SMART Receivables or the Collateral Securities, which is to be applied in accordance with the Series Supplement;

(iii)	to take possession of and dispose of any asset or assets the subject of a Mortgage or Retained Title Rights;

(iv)	to institute, proceed with, defend or compromise any legal proceedings against or in the name of any person in relation to the SMART Receivables or the Collateral Securities;

(v)	to perform any other act, matter or thing necessary to protect and enforce all the Trustee’s interest in the SMART Receivables, and to manage and control the Assets of the Series Trust;

(c)	(Delegate): delegate any of its rights described in this Deed (including this right of delegation) to any person upon any terms or conditions that it thinks fit;

(d)	(Sign documents): sign, seal, deliver and execute and do (either unconditionally or subject to any conditions that it thinks fit) all deeds, arrangements, documents and things in respect of any of its rights described in this Deed; and

(e)	(Do incidental things): do anything incidental to or conducive to the effective and expeditious exercise of its rights described in this Deed.

2.2	Limitation on Exercise of Powers

The power of attorney conferred by Clause 2.1 will be exercisable only on the occurrence of a Perfection of Title Event in relation to a Series Trust and only in relation to the SMART Receivable Rights which form part of the Assets of that Series Trust.

3.	CONSIDERATION AND REVOCATION

3.1	Consideration

The power of attorney granted under this Deed is granted to secure a proprietary interest of the Trustee in the Mortgages or the asset or assets the subject of any Retained Title Rights and is given by the Seller for good and valuable consideration, receipt of which the Seller acknowledges.

3.2	Irrevocable without consent

Except with the prior written consent of an Authorised Officer of each of the Trustee and the Manager, the power of attorney granted under Clause 2.1 of this Deed is irrevocable by the Seller and its successors and assigns.

3.3	No abrogation

Subject only to revocation in accordance with Clause 3.2, this Deed will remain in full force and effect notwithstanding:

(a)	(Insolvency): the occurrence of an Insolvency Event with respect to the Seller;

(b)	(Amendment): any waiver, replacement, amendment or variation of the Master Sale and Servicing Deed;

(c)	(Delay): any delay, laches, acquiescence, mistake, act or omission by any Attorney (including, without limitation, any default by the Trustee of any obligation it owes to any person); or

(d)	(Miscellaneous): any other fact, matter, circumstance or thing whatsoever which, but for this Clause 3.3 could or might operate to prejudice, release or otherwise affect the rights of an Attorney under this Deed.

4.	DELEGATES

4.1	Obligation

Where a delegation is made by an Attorney under Clause 2, the following will apply:

(a)	(Vary, suspend etc): the Attorney may at any time by notice in writing vary, suspend or revoke a delegation made under Clause 2;

(b)	(Attorney retains any rights delegated): a right delegated by the Attorney may continue to be exercised or performed by the Attorney notwithstanding the delegation of that right;

(c)	(Effect of acts delegated): any act or thing done within the scope of a delegation while the delegation is in force:

(i)	has the same effect as if it had been done by the Attorney; and

(ii)	will not be invalidated by reason of a later revocation or variation of the delegation; and

(d)	(Opinion of delegate): if the exercise or performance of a right by the Attorney is dependant upon the opinion, belief or state of mind of the Attorney in relation to a matter and that right is delegated by the Attorney, the delegate may, unless the contrary intention appears, exercise or perform the right based upon his or her own opinion, belief or state of mind (as the case may require) in relation to the matter.

4.2	Revocation of nomination

The Trustee may at any time revoke or suspend any appointment of a nominee or an Attorney pursuant to Clause 2.

5.	MISCELLANEOUS

5.1	Suspension of Seller’s rights

The Seller must not, after being notified in writing by any Attorney that an Attorney intends to exercise any right conferred on it by this Deed (and provided that such right is then and remains exercisable), exercise that right without the written consent of the Trustee.

5.2	Ratification

The Seller will at all times ratify and confirm whatever any Attorney lawfully does, or causes to be done, in exercising its rights described in this Deed.

5.3	Conflict of interest

Any Attorney may exercise any right notwithstanding that it constitutes a conflict of interest or duty.

5.4	Seller bound

The Seller and any person (including, but not limited to, a substitute or assign) claiming under the Seller are bound by anything an Attorney does in the lawful exercise of its rights described in this Deed.

5.5	Third party dealings

In respect of dealings by any person in good faith with an Attorney:

(a)	(Evidence that power not revoked): that person may accept a written statement signed by any Attorney to the effect that the power of attorney granted under this Deed has not been revoked as conclusive evidence of that fact; and

(b)	(No duty to enquire): if the Attorney executes any right granted to it by this Deed, that person is not bound to enquire as to whether the right is properly exercised or whether any circumstance has arisen to authorise the exercise of that right.

5.6	Indemnity

The Seller will indemnify any Attorney from and against all actions, suits, claims, demands, damages, liabilities, losses, costs and expenses that may be made or brought against or suffered or incurred by any such Attorney arising out of or in connection with the lawful exercise of any of its rights described in this Deed.

5.7	Stamping and Registration

The Seller will, promptly after execution and delivery of this Deed, stamp and register this Deed as required by any applicable law and the Seller authorises any Attorney to stamp and register this Deed on behalf of the Seller.

5.8	Costs

All reasonable costs incurred by an Attorney in connection with the stamping and registration of this Deed in accordance with Clause 5.7 will be paid by the Seller within a reasonable time after demand for payment is made.

6.	GOVERNING LAW

This Deed is governed by and construed in accordance with the laws of the Australian Capital Territory and the Seller irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and any courts of appeal from any of those courts.

EXECUTED as a DEED

EXECUTED by MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982 by or in the presence of:

Signature of director	Signature of secretary/other director

Name of director in full	Name of secretary/other director in full

SIGNATORIES

EXECUTED as a DEED

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982 by

Alfonso del Rio

its Attorney under a Power of Attorney dated 26/02/07 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	(Sgd) Alfonso del Rio Signature

(Sgd) N Doughty

Signature of Witness

Nerissa Jayne Doughty

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 by

Alfonso del Rio

its Attorney under a Power of Attorney dated 27/02/07 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	(Sgd) Alfonso del Rio Signature

(Sgd) N Doughty

Signature of Witness

Nerissa Jayne Doughty

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443 by

its Attorney under a Power of Attorney dated 26/02/07 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	(Sgd) Alfonso del Rio Signature

(Sgd) N Doughty

Signature of Witness

Nerissa Jayne Doughty

Name of Witness in full